ARTICLE 1 DEFINITIONS

ARTICLE 2 THE CREDITS

2.1 Commitments.

2.2 Repayment of Principal.

2.2.1 Mandatory Prepayment.

2.2.2 Voluntary Prepayment.

2.3 Ratable Loans.

2.4 Upfront Fee, Facility Fee and Reductions in Aggregate Commitment.

2.4.1 Upfront Fee.

2.4.2 Facility Fee.

2.4.3 Reduction of Commitment.

2.5 Minimum Amount of Each Advance.

2.6 Method of Selecting Types and Interest Periods for New Advances.

2.7 Continuation; Rollover and Conversion of Outstanding Advanceds.

2.7.1 Continuation of Eurocurrency Advances (other than US Facility).

2.7.2 Continuation: Canada Facility.

2.7.3 Conversion Option: Canada Facility.

2.7.4 Conversion/Continuation Option: US Facility.

2.7.5 Continuation of TIBOR Advance.

2.8 Method Of Borrowing.

2.9 Changes in Interest Rate, etc.

2.10 Rates Applicable After Default.

2.11 Method Of Payment.

2.12 [Intentionally omitted]

2.13 Noteless Agreement, Evidence of Indebtedness.

2.14 Telephonic Notices.

2.15 Interest Payment Dates, Interest and Fee Basis.

2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

2.17 Lending Installations and Lender Affiliates.

2.17.1 Lending Installations.

2.17.2 Lender Affiliates.

2.18 Non-Receipt of Funds by the Funding Agents.

2.19 Market Disruption.

2.20 Judgment Currency.

2.21 Replacement of Lender.

2.22 Participations in Facilities.

2.23 Swing Line Commitment.

2.23.1 Swing Line Loans.

2.23.2 Swing Line Loan Borrowing Procedures.

2.23.3 Participations: Reimbursement by US Lenders.

2.23.4 Rights as Lender.

2.24 Facility Letters of Credit.

2.24.1 Obligation to Issue.

2.24.2 Types and Amounts.

2.24.4 Procedure for Issuance of Facility Letters of Credit.

2.24.5 Reimbursement Obligations.

2.24.6 Participation.

2.24.7 Payment of Reimbursement Obligations.

2.24.8 Facility Letter of Credit Fees.

ARTICLE 3 CHANGE IN CIRCUMSTANCES

3.1 Yield Protection.

3.2 Changes in Capital Adequacy Regulations.

3.3 Availability of Types of Advances.

3.4 Funding Indemnification.

3.5 Taxes.

3.6 Lender Statements, Survival of Indemnity.

ARTICLE 4 CONDITIONS PRECEDENT

4.1 Initial Advance and Facility Letter of Credit.

4.2 Each Advance and Facility Letters of Credit.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 Corporate Existence and Standing.

5.2 Authorization and Validity.

5.3 No Conflict, Government Consent.

5.4 Financial Statements.

5.5 Material Adverse Change.

5.6 Taxes.

5.7 Litigation and Contingent Obligations.

5.8 Subsidiaries.

5.9 Accuracy of Information.

5.10 Regulation U.

5.11 Material Agreements.

5.12 Compliance With Laws.

5.13 Ownership of Property.

5.14 Environmental Matters.

5.15 Investment Company Act.

5.16 Public Utility Holding Company Act.

5.17 Subordinated Indebtedness.

5.18 Solvency.

5.19 ERISA.

5.20 Post-Retirement Benefits.

5.21 Certain Transactions.

ARTICLE 6 COVENANTS

6.1 Reporting.

6.2 Use of Proceeds.

6.3 Notice of Default.

6.4 Conduct of Business.

6.5 Taxes.

6.6 Insurance.

6.7 Compliance with Laws.

6.8 Maintenance of Properties.

6.9 Inspection.

6.10 Indebtedness.

6.11 Merger.

6.12 Sale of Assets.

6.13 Investments and Acquisitions.

6.14 Liens.

6.15 Prohibition of Negative Pledge.

6.16 Affiliates.

6.17 Sale of Accounts.

6.18 Fiscal year.

6.19 Limitation on the creation of Subsidiaries.

6.20 Dividends.

6.21 Amendments.

6.22 Certain Prohibited Transactions.

6.23 Repayment of Subordinated Debt.

6.24 Leverage Ratio.

6.25 Fixed Charge Coverage Ratio.

6.26 Tangible Net Worth.

ARTICLE 7 DEFAULTS

ARTICLE 8 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration.

8.2 Rescission

8.3 Amendments.

8.4 Preservation of Rights.

ARTICLE 9 GENERAL PROVISIONS

9.1 Survival of Representations.

9.2 Governmental Regulation.

9.3 Taxes.

9.4 Headings.

9.5 Entire Agreement.

9.6 Several Obligations, benefits of this Agreement.

9.7 Expenses; Indemnification.

9.8 Numbers of Documents.

9.9 Accounting.

9.10 Severability of Provisions.

9.11 Nonliability of Lenders.

9.12 Confidentiality.

9.13 Nonreliance.

ARTICLE 10 THE AGENTS

10.1 Appointment Nature of Relationship..

10.2 Powers..

10.3 General Immunity.

10.4 No Responsibility for Loans, Recitals, etc.

10.5 Action on Instructions of Lenders.

10.6 Employment of Agents and Counsel.

10.7 Reliance on Documents; Counsel.

10.8 Agent's Reimbursement and Indemnification..

10.9 Notice of Default.

10.10 Rights as a Lender..

10.11 Lender Credit Decision..

10.12 Successor Agent.

10.13 Delegation to Affiliates.

10.14 Execution of Collateral Documents.

10.15 Collateral Releases.

ARTICLE 11 SETOFF; RATABLE PAYMENTS

11.1 Setoff..

11.2 Ratable Payments.

ARTICLE 12 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns.

12.2 Participation.

12.3 Assignments.

12.4 Register.

12.5 Dissemination of Information.

12.6 Tax Treatment.

ARTICLE 13 NOTICES

13.1 Notices..

13.2 Change of Address.

ARTICLE 14 COUNTERPARTS

ARTICLE 15 CHOICE OF LAW, CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW..

15.2 CONSENT TO JURISDICTION..

15.3 WAIVER OF JURY TRIAL.

Execution Copy

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Amended and Restated Revolving Credit Agreement, dated as of November 26, 2002 (the "Agreement") by and among (i) Richardson Electronics, Ltd., a Delaware corporation (the "US-Borrower"), (ii) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation (each a "Canada-Borrower", and collectively, the "Canada-Borrowers"); (iii) Richardson Electronics Limited, an English limited liability company (the "UK-Borrower"); (iv) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, (each a "Euro-Borrower" and collectively, the "Euro-Borrowers"), (v) Richardson Sweden Holding AB, a Swedish corporation (the "Krona-Borrower") and (vi) Richardson Electronics KK, a company organized under the laws of Japan (the "Japan-Borrower") (the US-Borrower, the Canada-Borrowers, the UK-Borrower, the Euro-Borrowers, the Krona-Borrower and the Japan-Borrower are collectively referred to as the "Borrowers"), the lenders from time to time parties hereto (each, a "Lender" and collectively, the "Lenders"), Bank One, NA, London Branch as Eurocurrency Agent (the "Eurocurrency Agent"), Bank One, NA, Canada Branch as Canada Agent (the "Canada Agent"), Bank One, NA, Tokyo Branch as Japan Agent (the "Japan Agent") and Bank One, NA, as administrative agent (in such capacity, the "Administrative Agent") (the Eurocurrency Agent, the Canada Agent, the Japan Agent and the Administrative Agent are collectively referred to as the "Funding Agents" and each individually a "Funding Agent").

RECITALS

WHEREAS, certain of the Borrowers, certain of the Lenders, the Eurocurrency Agent, the Canada Agent and the Administrative Agent previously entered into that certain Revolving Credit Agreement, dated July 1, 2000 (as amended or modified from time to time, the "Prior Multicurrency Agreement");

WHEREAS, certain of the Borrowers, certain of the Lenders and the Administrative Agent previously entered into that certain Amended and Restated Loan Agreement, dated July 1, 2000 (as amended or modified from time to time, the "Prior U.S. Agreement");

WHEREAS, the Japan-Borrower and the Japan Agent previously entered in a JPY 300,000,000 Facility Letter, together with the Standard Terms and Conditions relating to Japanese yen-denominated banking facilities granted by the Japan Agent (as amended or modified from time to time, the "Prior Japan Agreements"); and

WHEREAS, the Borrowers, the Lenders, the Eurocurrency Agent, the Canada Agent, the Japan Agent and the Administrative Agent wish to amend and restate the Prior Multicurrency Agreement, the Prior U.S. Agreement and the Prior Japan Agreements in their entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Account Debtor" means each Person obligated in any way on or in connection with an Account.

"Accounts" means all of the US-Borrower's or its Wholly-Owned Subsidiaries' now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

"Acquisition(s)" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any of such Borrower's Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any firm, partnership, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a firm, partnership or limited liability company.

"Adjusted EBITDA" means, as at any date of determination thereof, EBITDA plus the Medical Glassware Sale Charge plus the Inventory Charge 2002 plus the Goodwill Reduction plus the Severance Charge plus SFAS 133 Charges minus SFAS 133 Gains.

"Administrative Agent" means Bank One, NA, in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.

"Advance" means the issuance of a Letter of Credit or a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans in the same Facility, the same Agreed Currency, the same Type, and for the same Interest Period, made by the Lenders on the same Borrowing Date (or date of conversion or continuation).

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Agents" means each Funding Agent and the Administrative Agent.

"Agreed Currencies" means (i) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Canadian Dollars, Swedish Krona, U.S. Dollars and Japanese Yen; (ii) the Euro; and (iii) any other Eligible Currency which a Borrower requests the relevant Funding Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (i) above shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "British Pounds Sterling" means the lawful currency of the United Kingdom.

"Agreement" means this Amended and Restated Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

"Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required to be delivered pursuant to this Agreement.

"Aggregate Canada Facility Commitment" means the aggregate of the Commitments of the Canada Lenders under the Canada Facility.

"Aggregate Commitment" means the aggregate of the Commitments of all the Lenders under all Facilities, as reduced from time to time pursuant to the terms hereof.

"Aggregate Euro Facility Commitment" means the aggregate of the Commitments of the Lenders under the Euro Facility.

"Aggregate Japan Facility Commitment" means the aggregate of the Commitments of the Japan Lenders under the Japan Facility.

"Aggregate Krona Facility Commitment" means the aggregate of the Commitments of the Lenders under the Krona Facility.

"Aggregate Total Outstandings" means as of any date of determination with respect to any Facility, an amount equal to the total outstanding principal amount of Loans under such Facility, provided, that the Aggregate Total Outstandings under each of the UK Facility and the US Facility shall be deemed to include the Facility Letter of Credit Obligations then outstanding under each such respective Facility.

"Aggregate UK Facility Commitment" means the aggregate of the Commitments of the Lenders under the UK Facility.

"Aggregate US Facility Commitment" means the aggregate of the Commitments of the US Lenders under the US Facility.

"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

"Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

"Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

"Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

"Article" means an article of this Agreement unless another document is specifically referenced.

"Authorized Officer" means any of the Chairman, President, Executive Vice Presidents, Vice Presidents, and Chief Financial Officer, Secretary and Treasurer or any other senior officer of any Borrower, acting singly.

"BA Interest Date" means the last day of each BA Interest Period.

"BA Interest Period" means, with respect to a BA Rate Advance, the term of days as selected by a Canada-Borrower in accordance with Section 2.7.2, commencing on the Borrowing Date or Conversion Date, as applicable, of such BA Rate Advance and expiring on a Business Day, which term shall not be less than 30 days or more than 180 days thereafter, in each case subject to availability.

"BA Rate" means, in respect of any BA Rate Advance, the sum of (i) annual rate of interest which is the rate determined as being the rate of the Canada Agent's Lending Installation applicable to Canadian Dollar bankers' acceptances for the applicable BA Interest Period, and (ii) the Applicable Margin.

"BA Rate Advance" means any Advance denominated in Canadian Dollars and bearing interest at the BA Rate.

"Benefit Plan" means each employee benefit plan as defined in Section 3(3) of ERISA.

"Borrower" has the meaning specified in the preamble.

"Borrowing Base" means, at any time and in respect of the US-Borrower and its Wholly-Owned Subsidiaries, an amount equal to the lesser of (a) the Aggregate Commitment or (b) the sum of (i) seventy (70%) of the Net Amount of Eligible Accounts; plus (ii) forty-five percent (45%) of the lesser of cost (determined on a first-in-first-out basis) and fair market value of Eligible Inventory.

"Borrowing Base Certificate" means a certificate by an Authorized Officer, substantially in the form of Exhibit L (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the US-Borrower and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the collateral (or other assets) described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

"Borrowing Date" means a date on which an Advance is made hereunder.

"Borrowing Notice" is defined in Section 2.6.

"British Pounds Sterling" or "GBP" means the lawful currency of the United Kingdom.

"Business Day" means (i) with respect to any borrowing, payment or rate selection of Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York, and Tokyo in respect of the Japan Facility, Toronto in respect of the Canada Facility and in the city of any relevant Lending Installation for the conduct of substantially all of their commercial lending activities and on which dealings in the applicable Agreed Currency are carried on in the London interbank market (and if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system (as determined by the Eurocurrency Agent to be suitable for clearing or settlement of the Euro) is open for business) and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in London, Chicago and New York for the conduct of substantially all of their commercial lending activities.

"Canada-Borrower" has the meaning specified in the preamble.

"Canada Facility" means the revolving loans denominated in Canadian Dollars and made available by the Canada Lenders to the Canada-Borrowers pursuant to the terms hereof. Loans under the Canada Facility may be either BA Rate Advances or Canadian Prime Advances.

"Canada Facility Commitment" means, for each Canada Lender, the obligation of such Canada Lender to make Loans not exceeding the principal amount set forth opposite its signature below with respect to Canadian Dollars or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"Canada Lenders" shall mean such of the Lenders having Commitments to lend in Canadian Dollars as set forth on the signature pages hereto.

"Canadian Dollars" or "CAD" means the lawful currency of Canada.

"Canadian Prime Advance" means any Advance which is denominated in Canadian Dollars and bearing interest at the Canadian Prime Rate.

"Canadian Prime Rate" means the annual rate of interest in effect from time to time equal to the greater of (i) the annual rate of interest publicly announced from time to time by the Canada Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans; and (ii) the 30 day BA Rate plus 1.00%. Any change in the Canadian Prime Rate shall be effective on the date such change becomes effective generally.

"Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the US-Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

"Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; or (v) any additional investment as may be approved in writing by the Administrative Agent, provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

"Change in Control" means (i) with respect to the US-Borrower, Edward J. Richardson shall cease to own (beneficially or of record), free and clear of any prohibition or restriction on the transfer or exercise of any voting rights in respect thereof other than such restrictions in favor of the Administrative Agent and/or the Lenders, in the aggregate at least the minimum number of outstanding shares of voting stock of the US-Borrower required to elect a majority of the US-Borrower's Board of Directors and control any amendment of the US-Borrower's bylaws in an election in which all outstanding shares entitled to vote are in fact voted; or (ii) with respect to any other Borrower, the failure of the US-Borrower to own, directly or indirectly through one or more Subsidiaries, free and clear of all Liens or other encumbrances other than such restrictions in favor of the Administrative Agent and/or the Lenders, sufficient shares of voting stock of such Borrower on a fully diluted basis required to elect a majority of the applicable Borrower's Board of Directors and control any amendment of such Borrower's bylaws in an election in which all outstanding shares entitled to vote are in fact voted.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"Collateral Documents" means, collectively, the following documents each dated as of the date hereof, together with any documents delivered thereunder: (i) that certain Security Agreement between the US-Borrower and the Administrative Agent; (ii) that certain Security Agreement between Richardson International, Inc. and the Administrative Agent; (iii) that certain Pledge Agreement between the US-Borrower and the Administrative Agent; (iv) that certain Pledge Agreement between Richardson International, Inc. and the Administrative Agent; (v) that certain Guaranty delivered by the US-Borrower to the Administrative Agent; (vi) that certain Guaranty delivered by Richardson International, Inc. to the Administrative Agent; (vii) that certain Debenture between the UK-Borrower and the Administrative Agent; (viii) that certain General Security Agreement between Burtek Systems, Inc. and the Administrative Agent; (ix) that certain General Security Agreement between Richardson Electronics Canada, Ltd. and the Administrative Agent; (x) that certain General Assignment of Accounts Receivable delivered by Burtek Systems, Inc. to the Administrative Agent; (xi) that certain General Assignment of Accounts Receivable delivered by Richardson Electronics Canada, Ltd. to the Administrative Agent; (xii) that certain Debenture between Burtek Systems, Inc. and the Administrative Agent; (xiii) that certain Debenture between Richardson Electronics Canada, Ltd. and the Administrative Agent; (xiv) that certain Deed of Hypothec between Burtek Systems, Inc. and the Administrative Agent; (xv) that certain Deed of Hypothec between Richardson Electronics Canada, Ltd. and the Administrative Agent; (xvi) that certain Hypothec of Debenture between Burtek Systems, Inc. and the Administrative Agent; and (xvii) that certain Hypothec of Debenture between Richardson Electronics Canada, Ltd. and the Administrative Agent.

"Commercial Letter of Credit" means any Facility Letter of Credit that is a commercial or trade Letter of Credit.

"Commitment" means, for each Lender, the obligation of such Lender to make Loans and, as applicable, to purchase participation in Facility Letters of Credit (under any Facility) not exceeding in the aggregate the amount set forth opposite its signature below for each applicable Facility or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"Computation Date" means the day upon or as of which the Administrative Agent determines Dollar Amounts or Euro Amounts with respect to an Advance as such day is elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

"Consolidated Funded Indebtedness" means at any time the aggregate Dollar Amount of Consolidated Indebtedness that has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, including, but not limited to, the Obligations.

"Consolidated Indebtedness" means at any time the Indebtedness of the US-Borrower and its Subsidiaries calculated on a consolidated basis as of such time, including, but not limited to, the Obligations.

"Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application or reimbursement agreement for a letter of credit but excluding any endorsement of instruments for deposit or collection in the ordinary course of business and excluding purchase commitments made in the ordinary course of business.

"Continuation Notice" is defined in Section 2.7.1.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the US-Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

"Conversion Date" means the date on which the relevant Funding Agent has been notified by a Borrower as being the date on which such Borrower has elected to convert an Advance or a portion of an Advance pursuant to Section 2.7.3.

"Conversion Notice" is defined in Section 2.7.3.

"Debentures" means the US-Borrower's 7-1/4% Convertible Subordinated Debentures due December 15, 2006 and 8-1/4% Convertible Senior Subordinated Debentures due June 15, 2006.

"Default" means an event described in Article 7.

"Documents" means this Agreement, all Notes issued pursuant to Section 2.13, all Collateral Documents and all Guaranties.

"Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Lending Installation of the relevant Funding Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date.

"Dollars" and "$" shall mean the lawful currency of the United States of America.

"EBITDA" means, as at date of determination thereof the sum of Net Income, Interest Expense, income taxes, depreciation and amortization in each case calculated as at such date of determination for the US-Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles. Neither cash nor non-cash charges or gains reflecting extraordinary terms, unusual items, or one-time charges or gains will be added back for the purpose of EBITDA calculation.

"Eligible Account" means an Account owing by a Person (i) residing, located or having its principal activities or place of business in the United States, the United Kingdom, France, Spain, Germany, Netherlands, Japan, Singapore, Sweden or any province of Canada other than Quebec, and (ii) subject to service of process within the continental United States, the United Kingdom, France, Spain, Germany, Netherlands, Japan, Singapore, Sweden or any province of Canada other than Quebec; provided that an Account shall not be an "Eligible Account" if the Required Lenders, in their reasonable discretion, determines that it is an Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor;

(b) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(c) which represents a progress billing (as hereinafter defined) or as to which the US-Borrower or its Wholly-Owned Subsidiary has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the completion of any further performance under the contract or agreement;

(d) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of an Account Debtor who is an individual; (ii) the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the U.S. Bankruptcy Code; (iv) the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; (v) the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern; or (vi) such Account Debtor becomes unlikely to pay the Account due to financial inability, as determined by the Administrative Agent in the exercise of its good faith reasonable judgment;

(e) owed by an Account Debtor which is an Affiliate or employee of the US-Borrower or any of its Subsidiaries;

(f) if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor (including claims of setoff or recoupment); but in each such case only to the extent of such dispute or claim;

(g) owed by the government of the United States, any state or territory thereof, or any foreign jurisdiction, or by any state, municipality, political subdivision, department, agency, public corporation, or other instrumentality of any of the foregoing and as to which the Administrative Agent determines that its Lien therein is not perfected;

(h) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(i) which arises out of a sale not made in the ordinary course of the applicable entity's business;

(j) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(k) owed by an Account Debtor which is obligated to the US-Borrower or its Wholly-Owned Subsidiaries respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to the Borrower at such time by all of the Borrower's Account Debtors, but only to the extent of such excess;

(l) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower to the Administrative Agent with respect to such Account; or

(m) in the case of Accounts of the Canada-Borrower, the US-Borrower and the UK-Borrower, any Account which is not subject to a first priority and perfected security interest in favor of the Administrative Agent for the benefit of the Lenders.

In addition to the foregoing criteria of ineligibility, the Required Lenders may establish other reasonable criteria of ineligibility as a result of information obtained in connection with any field exam of a Borrower. If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts. Notwithstanding the foregoing, the Required Lenders may elect, in their sole discretion, to treat an Account as an Eligible Account even though it meets one or more of the applicable criteria for ineligibility.

"Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

"Eligible Inventory" means Inventory, valued at the lower of cost or fair market value; provided that Inventory shall not be "Eligible Inventory" if the Required Lenders, in their reasonable discretion, determine that such Inventory fails to meet any of the following requirements:

(a) such Inventory is owned by the US-Borrower or its Wholly-Owned Subsidiaries and is located within the continental United States, the United Kingdom, France, Spain, Germany, Netherlands, Japan, Singapore, Sweden or any province of Canada other than Quebec,

(b) in the case of Inventory of (A) the Canada-Borrower, the US-Borrower and the UK-Borrower, such Inventory is subject to the Administrative Agent's Liens, which are perfected as to such Inventory, and is subject to no other Lien whatsoever other than Permitted Liens that (i) are junior in priority to the Administrative Agent's Liens and (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the collateral), and (B) of any other Borrower, such Inventory is not subject to any Lien whatsoever other than Permitted Liens;

(c) such Inventory consists of raw materials or finished goods, and does not consist of work-in-process, chemicals, supplies, or packing and shipping materials;

(d) such Inventory is in good condition, not unmerchantable, and meets all standards imposed by any governmental authority having regulatory authority over such goods, their use or sale,

(e) such Inventory is (i) currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable Person's business, and (ii) is not determined in connection with a field exam to be "slow moving" or stale; provided that up to 40% of the aggregate amount of Eligible Inventory may be "slow moving." As used herein, "slow moving" means Inventory aged at least one year;

(f) such Inventory is not obsolete or repossessed or used goods taken in trade,

(g) if such Inventory is located in a public warehouse or in possession of a bailee or in a facility leased by the applicable Person, the warehouseman, or the bailee, or the lessor has delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent; and

(h) if such Inventory contains or bears any Proprietary Rights licensed to a Borrower or its Affiliate by any Person, the Administrative Agent shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with the Collateral Documents without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Administrative Agent deems it necessary, the applicable Borrower or its Affiliate shall deliver to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent.

In addition to the foregoing criteria of eligibility, the Required Lenders may establish other reasonable criteria of eligibility as a result of information obtained in connection with any field exam of a Borrower. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. Notwithstanding the foregoing, the Required Lenders may elect, in their sole discretion, to treat any Inventory as Eligible Inventory even though it fails to meet one or more of the applicable criteria for eligibility.

"Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into air, surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

"Equivalent Amount" of any currency at any date shall mean the equivalent amount of any other currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Lending Installation of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

"Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

"Euro Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Euro or (ii) the Equivalent Amount of Euro if such currency is any currency other than Euro, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Lending Installation of the Eurocurrency Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date.

"Euro-Borrower" has the meaning specified in the preamble.

"Euro Facility" means the revolving loans denominated in Euro and made available by the Euro Lenders to the Euro-Borrowers pursuant to the terms hereof. Loans under the Euro Facility may only be Eurocurrency Advances.

"Euro Facility Commitment" means, for each Euro Lender, the obligation of such Euro Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to Euro or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"Euro Lenders" shall mean such of the Lenders having commitments to lend in Euro as set forth on the signature pages hereto.

"Eurocurrency Advance" means any Advance bearing interest at the applicable Eurocurrency Rate.

"Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance:

(i) made in Euro or Krona, for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in Euro or Krona, as applicable, appearing on Telerate, Bloomberg, or Reuter screens as of 11:00 a.m. (London time) displaying the average British Bankers Association Interest Settlement Rate for Euro or Krona, as applicable, two London Banking Days prior to the first day of such Eurocurrency Interest Period. If such screen rates are unavailable, the Eurocurrency Base Rate shall be determined by the Eurocurrency Agent to be the rate reported to the Eurocurrency Agent by the Reference Lender as the rate at which such Reference Lender offers to place deposits in Euro or Krona, as applicable, with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Eurocurrency Interest Period, in the approximate amount of such Reference Lender's relevant Loan and having a maturity equal to such Eurocurrency Interest Period.

(ii) made in GBP, for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in GBP appearing on Telerate, Bloomberg, or Reuter screens as of 11:00 a.m. (London time) displaying the average British Bankers Association Interest Settlement Rate for GBP on the first Business Day of such Eurocurrency Interest Period. If such screen rates are unavailable, the Eurocurrency Base Rate shall be determined by the Eurocurrency Agent to be the rate reported to the Eurocurrency Agent by the Reference Lender as the rate at which such Reference Lender offers to place deposits in GBP, with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) on the first Business Day of such Eurocurrency Interest Period, in the approximate amount of such Reference Lender's relevant Loan and having a maturity equal to such Eurocurrency Interest Period.

(iii) made in Dollars, for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in Dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period. If such screen rate is unavailable, the Eurocurrency Base Rate for the relevant Eurocurrency Interest Period shall instead be the applicable London interbank offered rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period.

"Eurocurrency Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by any applicable Borrower requesting such Advance pursuant to this Agreement. Such Eurocurrency Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurocurrency Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

"Eurocurrency Rate" means, with respect to an Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, over (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

"Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and any Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or such Agent is incorporated or organized or (ii) the jurisdiction in which such Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

"Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

"Facilities" (each a "Facility") means, collectively, the Canada Facility, the Euro Facility, the Japan Facility, the Krona Facility, the UK Facility and the US Facility.

"Facility Letter of Credit Obligations" means, at any date of determination thereof, all liabilities, whether actual or contingent, of, as applicable (i) the US-Borrower in respect of the Facility Letters of Credit, including, without limitation, the sum of Reimbursement Obligations and the aggregate undrawn face amount of any outstanding Facility Letters of Credit, or (ii) the UK-Borrower in respect of the Facility Letters of Credit, including, without limitation, the sum of Reimbursement Obligations and the aggregate undrawn face amount of any outstanding Facility Letters of Credit.

"Facility Letter of Credit Request" is defined in Section 2.24.4.

"Facility Letters of Credit" means, collectively, the Letters of Credit issued by the Issuer pursuant to Section 2.24.

"Facility Termination Date" means September 30, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion

"Fiscal Year" means, with respect to the US-Borrower or any of its Subsidiaries, the fiscal period beginning on June 1 and ending on May 31 of each calendar year.

"Fixed Charge Coverage Ratio" means the quotient of (i) Adjusted EBITDA minus Capital Expenditures, except those related to an Acquisition (including the existing Capital Expenditures of the entity acquired in the Acquisition), over (ii) the sum of Interest Expense plus principal payments on the Subordinated Debt of the US-Borrower and its Subsidiaries (including sinking fund payments), in each case calculated for the period of the trailing four consecutive fiscal quarters ending on or most recently ended prior to such date of determination. For purposes of calculating the Fixed Charge Coverage Ratio, Interest Expense shall not include the fee paid pursuant to Section 2.4.1 (regardless of the characterization of such fee under Agreement Accounting Principles).

"Floating Rate" means the Alternate Base Rate, changing when and as the Alternate Base Rate changes, plus the Applicable Margin (if any).

"Floating Rate Advance" means an Advance under the US Facility which bears interest at the Floating Rate.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Funding Agents" has the meaning specified in the preamble.

"Goodwill Reduction" means an up to $12,500,000 non-cash charge for the reduction in goodwill (within the meaning of Agreement Accounting Principles) of the US-Borrower based on a certificate provided to the Administrative Agent by an officer of the US-Borrower.

"Gross Up Event" means any of the events described in Sections 3.1 and 3.2 hereof.

"Guarantor" means any Person, and its permitted successors and assigns, that executes and delivers a Guaranty to an Agent. As of the date hereof, the US-Borrower and Richardson International, Inc. are each a Guarantor.

"Guaranty" (collectively the "Guaranties") means a guaranty executed by a Guarantor in favor of an Agent, for the ratable benefit of the Lenders under one or more Facilities, as such guaranty may be amended or modified and in effect from time to time (including, without limitation, that certain Guaranty of the US-Borrower of even date herewith and that certain Guaranty of Richardson International, Inc. of even date herewith).

"Indebtedness" of a Person means such Person's (i) obligations for borrowed money or pursuant to letters of credit, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens (except obligations secured by Liens permitted under Section 6.14(viii)) or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Rate Management Obligations (excluding SFAS 133 Charges and SFAS 133 Gains), (vii) Contingent Obligations, (viii) Subordinated Debt, (ix) Net Mark-to-Market Exposure and (x) any other obligation for borrowed money or other financial accommodation which in accordance with the Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

"Intangible Assets" means the amount (to the extent reflected in determining consolidated stockholders' equity) of (i) all write-ups in the book value of any asset owned or acquired by the US-Borrower or a Subsidiary, (ii) all goodwill, covenants not to compete, prepayments, deferred charges, franchises, patents, trademarks, service marks, trade names, brand names and copyrights, (iii) all deferred financing costs (including, but not limited to, unamortized debt discount and expense, organization expense and experimental and development expenses, but excluding prepaid expenses), and (iv) leasehold improvements not recoverable at the expiration of a lease.

"Interest Expense" means, for any period of calculation, all interest expense on Indebtedness, excluding SFAS 133 Charges and SFAS 133 Gains, calculated for such period for the US-Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

"Interest Period" means the Eurocurrency Interest Period, the BA Interest Period or the TIBOR Interest Period, as the case may be.

"Inventory" means all of the US-Borrower's or its Subsidiaries' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are used or consumed in the applicable Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

"Inventory Charge 2002" means (i) on or before February 28, 2003, an amount equal to $16,073,000 (which represents a one-time charge taken during the US-Borrower's fiscal quarter ended May 31, 2002 resulting from the write down of inventory), and (ii) after February 28, 2003, an amount equal to $0.

"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and sales agents made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), redemption or other repurchase of its capital stock, or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

"Issuance Date" means, with respect to any Facility Letter of Credit, the date on which such Facility Letter of Credit is issued hereunder.

"Issuance Fee" is defined in Section 2.24.8.

"Issuer" is defined in Section 2.24.1.

"Japan Borrower" has the meaning specified in the preamble.

"Japan Facility" means the revolving loans denominated in Japanese Yen and made available by the Japan Lenders to the Japan-Borrower pursuant to the terms hereof. Loans under the Japan Facility may only be TIBOR Advances.

"Japan Facility Commitment" means, for each Japan Lender, the obligation of such Japan Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to Japanese Yen or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"Japan Lenders" means such of the Lenders having Commitments to lend in Japanese Yen as set forth on the signature pages hereto.

"Japanese Yen" or "JPY" means the lawful currency of Japan.

"Krona Borrower" has the meaning specified in the preamble.

"Krona Facility" means the revolving loans denominated in Swedish Krona and made available by the Krona Lenders to the Krona-Borrower pursuant to the terms hereof. Loans under the Krona Facility may only be Eurocurrency Advances.

"Krona Facility Commitment" means, for each Krona Lender, the obligation of such Krona Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to Swedish Krona or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"Krona Lenders" means such of the Lenders having Commitments to lend in SEK as set forth on the signature pages hereto.

"Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

"Lending Installation" means, with respect to a Lender or any Agent, the office, branch, subsidiary or affiliate of such Lender or such Agent with respect to each Agreed Currency listed on Schedule 2 or otherwise selected by such Lender or such Agent pursuant to Section 2.17.

"Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

"Leverage Ratio" means, as of any date of calculation, the quotient of (i) Senior Funded Debt outstanding on such date, over (ii) Adjusted EBITDA calculated for the US-Borrower and its consolidated Subsidiaries for the period of the trailing four consecutive fiscal quarters ending on or most recently ended prior to such date of determination.

"Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, filed financing statement, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article 2 (or any conversion or continuation thereof), including without limitation any Swing Line Loan.

"London Banking Day" means a day (other than a Saturday or a Sunday) on which banks generally are open in London for the conduct of substantially all of their commercial lending activities and on which dealings in the applicable Agreed Currency are carried on in the London interbank market.

"Material Adverse Effect" means with respect to any Person, a material adverse effect on (i) the business, Property, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, (ii) the ability of such Person to perform its obligations under the Documents to which it is a party, or (iii) the validity or enforceability of any of the Documents or the rights or remedies of the Administrative Agent, the Funding Agents or the Lenders thereunder.

"Medical Glassware Sale Charge" means (i) on or before November 30, 2002, an amount equal to $4,551,000 (which represents a one-time charge taken during the US-Borrower's fiscal quarter ended February 28, 2002 resulting from the from the sale of its Medical Glassware business), and (ii) after November 30, 2002, an amount equal to $0

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a Plan defined in Section 3(37) of ERISA to which the Borrower or any member of the Controlled Group may have any liability.

"Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available, reserved for or claimed.

"Net Income" means, with reference to any period, the net income (or loss), after provision of taxes, of the US-Borrower and its Subsidiaries calculated on a consolidated basis for such period taken as a single accounting period but excluding any unrealized losses and gains for such period resulting from mark-to-market of Rate Management Transactions.

"Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

"Non-US Borrower" means each Borrower other than the US-Borrower.

"Non-US Facility" means each Facility other than the US Facility.

"Non-U.S. Lender" is defined in Section 3.5(iv).

"Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit A, including any amendment, modification, renewal or replacement of such promissory note.

"Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Facility Letter of Credit Obligations, all accrued and unpaid fees and all unpaid expenses, reimbursements, indemnities and other obligations of each of the Borrowers to the Lenders or to any Lender, any Agent or any indemnified party arising under the Documents.

"Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "securitization" or "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding operating leases).

"Other Taxes" is defined in Section 3.5(ii).

"Overnight Foreign Currency Rate" shall mean for any amount payable in a currency other than U.S. Dollars, the rate of interest per annum as determined by the relevant Funding Agent (rounded upwards, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the relevant Funding Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the relevant Funding Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of the related Advance (or, if the relevant Funding Agent is not placing deposits in such currency in the interbank market, then the cost of funds to the relevant Funding Agent, as applicable, in such currency for such period).

"Pacific Rim Loans" means one or more loans from Bank One, NA or its Affiliates to one or more of the US-Borrower's Subsidiaries in Singapore, not exceeding Singapore Dollars 3,400,000 in the aggregate at any one time outstanding, or such other amounts as agreed to from time to time by Bank One, NA or its Affiliates (with the consent of the Required Lenders) under the respective agreements evidencing such loans.

"Paid Fees" means any facility fees already paid by the Borrowers with respect to periods after the date of this Agreement, if any, under the Prior Multicurrency Agreement, the Prior U.S. Agreement or the Prior Japan Agreements.

"Parent" of an entity means a Person who (alone or together with one or more of its Subsidiaries) owns more than 50% of the outstanding securities or ownership interests having ordinary voting power of the entity at the time, or that controls, directly or indirectly, such entity.

"Participants" is defined in Section 12.2.1.

"Payment Date" means the last Business Day of each month.

"Payment Office" of any Funding Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of such Agent specified as the "Payment Office" for such currency in Schedule 1 hereto or such other office, branch, affiliate or correspondent bank of such Agent as it may from time to time specify to the Borrowers and each Lender as its Payment Office.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Percentage" shall have the meaning ascribed thereto in Section 2.3 hereof.

"Permitted Acquisition" means, at any time of determination, any Acquisition by any Borrower or any of such Borrower's Subsidiaries of a business or entity in substantially the same or related field of enterprise as such Borrower or such Subsidiary with respect to which each of the following requirements is then met:

(i) Such Acquisition has been approved and recommended by the board of directors of the entity to be acquired.

(ii) Such Borrower or such Subsidiary shall have given the Administrative Agent notice of such Acquisition within ten (10) days prior to or following the consummation thereof.

(iii) The aggregate consideration (including, without limitation, the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business)) for such Acquisition plus all other Acquisitions, in each case measured in respect of the US-Borrower and its Subsidiaries, less the amount of cash received by such Borrower or such Subsidiary from the entities being acquired in connection with such Acquisition and all other Acquisitions, does not exceed $15,000,000 during the US-Borrower's rolling four consecutive trailing fiscal quarters on a consolidated basis.

(iv) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default shall exist.

"Permitted Lien" means a Lien permitted by Section 6.14.

"Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code as to which the US-Borrower or any member of the Controlled Group may have any liability.

"Pricing Schedule" means the Schedule attached hereto identified as such.

"Prime Rate" means a rate per annum equal to the prime rate of interest announced by the Administrative Agent or its Parent from time to time, changing when and as said prime rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank One or its Parent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

"Purchasers" is defined in Section 12.3.1.

"Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transaction.

"Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the US-Borrower or its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Reference Lender" means the relevant Funding Agent applicable to any Advance.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

"Reimbursement Obligations" means, at any time, the aggregate of the obligations of the UK-Borrower or US-Borrower, as applicable, to the Issuer and the Lenders in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of drawings under the Facility Letters of Credit.

"Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

"Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Dollar Amount of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Dollar Amount of the aggregate unpaid principal amount of the Aggregate Total Outstandings, in respect of all Facilities.

"Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D or analogous regulations of the Bank of England on Eurocurrency liabilities.

"Rollover Notice" is defined in Section 2.7.2.

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

"Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

"Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Senior Funded Debt" means the sum of all Consolidated Funded Indebtedness (excluding SFAS 133 Charges and SFAS 133 Gains) that is not Subordinated Debt.

"Severance Charge" means (i) on or before May 31, 2003, an amount of up to $4,000,000 as certified to the Administrative Agent by an Authorized Officer of the US-Borrower (which amount shall represent charges taken by the US-Borrower relating to employee severance packages in accordance with Agreement Accounting Principles), and (ii) after May 31, 2003, an amount equal to $0.

"SFAS 133 Charges" means recurring charges related to interest rate derivatives, as determined in accordance with Agreement Accounting Principles.

"SFAS 133 Gains" means recurring gains related to interest rate derivatives, as determined in accordance with Agreement Accounting Principles.

"Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

"Standby Letter of Credit" means any Facility Letter of Credit that is an irrevocable standby Letter of Credit.

"Subordinated Debt" means, with respect to any Borrower, the Debentures and any Indebtedness of such Borrower (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Facility Termination Date, and the payment of the principal of and interest on which and other obligations of such Borrower in respect thereof are subordinated to the prior payment in full of principal of and interest (including post-petition interest) on the Notes and all other Obligations and liabilities of such Borrower to any Agent and the Lenders hereunder on terms and conditions first approved in writing by the Required Lenders, and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof.

"Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the US-Borrower or of any of the Borrowers.

"Substantial Portion" means, with respect to the Property of any Person, Property (except for inventory sold in the ordinary course of business) which (i) represents more than 5% of the consolidated assets of such Person as at the last day of the calendar month ending on or most recently ended prior to the date on which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Person for the period of twelve complete and consecutive calendar months ending on or most recently ended prior to the date on which such determination is made.

"Swedish Krona" or "SEK" means the lawful currency of Sweden.

"Swing Line Commitment" means $5,000,000, as such amount may be reduced from time to time in the sole discretion of the Swing Line Lender.

"Swing Line Lender" means Bank One, NA in its capacity as a provider of Swing Line Loans under this Agreement and its successors and assigns in such capacity.

"Swing Line Loan" is defined in Section 2.23.

"Tangible Net Worth" means, as at any date of determination thereof, the consolidated stockholders' equity of the US-Borrower and its Subsidiaries, plus Subordinated Debt and minus the sum of the consolidated Intangible Assets of the US-Borrower and its Subsidiaries, all determined as of such date in accordance with Agreement Accounting Principles. In computing Tangible Net Worth prior to May 31, 2003, the amount of the Severance Charge shall be added back into Tangible Net Worth (but only to the extent the underlying charges relating to employee severance packages have reduced Tangible Net Worth).

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of whatever nature now or hereafter imposed by any jurisdiction or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto, but excluding Excluded Taxes.

"TIBOR Advance" means any Advance denominated in Japanese Yen and bearing interest at the TIBOR Rate.

"TIBOR Interest Period" means, with respect to a TIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Japan Borrower, in each case subject to availability. Such TIBOR Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such month, such TIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a TIBOR Interest Period would otherwise end on a day which is not a Business Day, such TIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such TIBOR Interest Period shall end on the immediately preceding Business Day.

"TIBOR Rate" means the sum of (i) the rate per annum determined by the Japan Agent to be the rate at which it would be able to acquire Yen in the Tokyo interbank market for the applicable TIBOR Interest Period at or about 11 a.m. (Tokyo time) on the second Business Day before the commencement of such TIBOR Interest Period and in amounts comparable with the amounts in relation to which the cost of funds is to be determined; plus (ii) the rate determined by the Japan Agent to represent its costs of compliance with liquidity, reserve or similar requirements imposed by any relevant authority; plus (iii) the Applicable Margin.

"Transferee" is defined in Section 12.4.

"Type" means with respect to any Advance, its nature as a Eurocurrency Advance, BA Rate Advance, Canadian Prime Advance, Floating Rate Advance or TIBOR Advance.

"UK-Borrower" has the meaning specified in the preamble.

"UK Facility" means the revolving loans denominated in British Pounds Sterling and made available by the UK Lenders to the UK-Borrowers pursuant to the terms hereof. Loans under the UK Facility may only be Eurocurrency Advances (together with Letters of Credit to the extent set forth in Article 2).

"UK Facility Commitment" means, for each UK Lender, the obligation of such UK Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to British Pounds Sterling or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"UK Lenders" shall mean such of the Lenders having Commitments to lend in GBP as set forth on the signature pages hereto.

"Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans as if such Plans were terminating on such date under Section 4041 of ERISA.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"US Borrower" has the meaning specified in the preamble.

"US Facility" means the revolving loans denominated in Dollars and made available by the US Lenders to the US -Borrower pursuant to the terms hereof. Loans under the US Facility may be either Eurocurrency Advances or Floating Rate Advances (together with Letters of Credit to the extent set forth in Article 2).

"US Facility Commitment" means, for each US Lender, the obligation of such US Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to Dollars or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

"US Lenders" means such of the Lenders having Commitments to lend in Dollars as set forth on the signature pages hereto.

"Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

ARTICLE 2

THE CREDITS

2.1 Commitments; Credit Facilities. Subject to the limitations set forth in the next sentence, from and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make available the Canada Facility, the Euro Facility, the Japan Facility, the Krona Facility, the UK Facility and the US Facility, to the extent of such Lender's Commitment, to the Canada-Borrowers, the Euro-Borrowers, the Japan Borrower, the Krona-Borrower, the UK-Borrower and the US Borrower, respectively. Each Lender agrees, on the terms and conditions set forth herein and only to the extent such Lender has a Commitment to provide such Agreed Currency under the appropriate Facility, to make Advances to any Borrower in the applicable Agreed Currency from time to time in amounts not to exceed, in respect of such Facility, in the aggregate at any one time outstanding its Commitment in respect of such Facility, provided that (i) the Aggregate Total Outstandings under the Canada Facility shall at no time exceed CAD 21,000,000, (ii) the Aggregate Total Outstandings under the Euro Facility shall at no time exceed EUR 6,000,000, (iii) the Aggregate Total Outstandings under the Japan Facility shall at no time exceed JPY 300,000,000, (iv) the Aggregate Total Outstandings under the Krona Facility shall at no time exceed SEK 64,200,000, (v) the Aggregate Total Outstandings under the UK Facility shall at no time exceed GBP 5,000,000 (vi) the Aggregate Total Outstandings under the US Facility shall at no time exceed $65,000,000, and (vii) the Aggregate Total Outstandings under all Facilities combined shall at no time exceed the Borrowing Base. Advances under the Canada Facility shall be extended solely by the Canada Lenders to the Canada-Borrowers; Advances under the Euro Facility shall be extended solely by the Euro Lenders to the Euro-Borrowers; Advances under the Japan Facility shall be extended solely by the Japan Lenders to the Japan-Borrower; Advances under the Krona Facility shall be extended solely by the Krona Lenders to the Krona-Borrower; Advances under the UK Facility shall be extended solely by the UK Lenders to the UK-Borrower; and Advances under the US Facility shall be extended solely by the US Lenders to the US-Borrower. Subject to the terms of this Agreement, any Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

2.2 Repayment of Principal. The US-Borrower promises to repay in full the principal amount of all Advances and all other unpaid Obligations with respect to the US Facility hereunder on the Facility Termination Date. Each Non-US Borrower jointly and severally promises to repay in full the principal amount of all Advances and all other unpaid Obligations hereunder with respect to all Non-US Facilities on the Facility Termination Date; provided that no Non-US Borrower shall be required to repay any amount with respect to a Facility (other than its own Facility) to the extent prohibited by applicable law. In addition, the US-Borrower and Richardson International, Inc. will aeach deliver a Guaranty of even date herwith pursuant to which it unconditionally and irrevocably guarantees the punctual, full and prompt payment when due, of all Obligations of all Borrowers under all Facilities.

  2.2.1 Mandatory Prepayment. If at any time the Aggregate Total Outstandings under all Facilities combined (calculated as of the most recent Computation Date) exceeds either the Aggregate Commitment or the Borrowing Base, then (A) the US-Borrower shall be obligated to immediately repay Advances under the US Facility, and (B) each Non-US Borrower shall be jointly and severally obligated to immediately repay Advances under all Non-US Facilities, in each case in a principal amount that is, together with any other Borrower's repayment pursuant to this sentence, sufficient to eliminate any such excess; provided that no Non-US Borrower shall be required to repay any amount with respect to a Facility (other than its own Facility) to the extent prohibited by applicable law. If at any time (in each case measured as of the most recent Computation Date) (i) the Aggregate Total Outstandings in respect of the Canada Facility exceeds the Aggregate Canada Facility Commitment, (ii) the Aggregate Total Outstandings in respect of the Euro Facility exceed the Aggregate Euro Facility Commitment, (iii) the Aggregate Total Outstandings in respect of the Japan Facility exceed the Aggregate Japan Facility Commitment, (iv) the Aggregate Total Outstandings in respect of the Krona Facility exceed the Aggregate Krona Facility Commitment, (iv) the Aggregate Total Outstandings in respect of the UK Facility exceed the Aggregate UK Facility Commitment, or (vi) the Aggregate Total Outstandings in respect of the US Facility exceed the Aggregate US Facility Commitment, each Borrower that is a party to such affected Facility shall be jointly and severally obligated to repay Advances under the affected Facility in an amount or amounts sufficient to eliminate any such excess. Until such time as an excess in an affected Facility is so eliminated, the Aggregate US Facility Commitment shall be reduced by an amount equal to the Dollar Amount of the excess of such affected Facility.

  2.2.2 Voluntary Prepayment. The applicable Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Advances under its respective Facility, or, in a minimum amount of, CAD 1,000,000 or any integral multiple of CAD 100,000 in excess thereof in the case of the Canada Facility, the minimum amount of EUR 1,000,000 or any integral multiples of EUR 100,000 in excess thereof in the case of the Euro Facility, the minimum of JPY 10,000,000 or any integral multiples of JPY 1,000,000 in excess thereof in the case of the Japan Facility, the minimum of SEK 5,000,000 or any integral multiples of SEK 1,000,000 in excess thereof in the case of the Krona Facility, the minimum of GPB 500,000 or any integral multiples of GPB 100,000 in excess thereof in the case of the UK Facility, and the minimum of $1,000,000 or any integral multiples of $100,000 in excess thereof in the case of the US Facility (except that prepayments may be made in the minimum amount of $100,000 or any integral multiples of $100,000 in excess thereof in the case of a Floating Rate Advance), any portion of the outstanding Advances upon three Business Days' prior notice to the relevant Funding Agent by 10:00 a.m. (local time).

    2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders with a Commitment in respect of such Facility ratably in proportion to the ratio (hereafter referred to as the "Percentage") that (i) their respective Canada Facility Commitment bears to the Aggregate Canada Facility Commitment, (ii) their respective Euro Facility Commitment bears to the Aggregate Euro Facility Commitment, (iii) their respective Japan Facility Commitment bears to the Aggregate Japan Facility Commitment, (iv) their respective Krona Facility Commitment bears to the Aggregate Krona Facility Commitment, (v) their respective UK Facility Commitment bears to the Aggregate UK Facility Commitment and (vi) their respective US Facility Commitment bears to the Aggregate US Facility Commitment.

    2.4 Upfront Fee, Facility Fee and Reductions in Aggregate Commitment.

      2.4.1 Upfront Fee. For the account of each Lender (including the Administrative Agent), in proportion to the Lender's applicable percentage of the Aggregate Commitment, the US-Borrower shall pay to the Administrative Agent an upfront fee equal to the product of (a) 0.25%, and (b) the Dollar Amount of the Aggregate Commitment. Such fee shall be fully earned in its entirety upon the effectiveness of this Agreement, shall be payable on the date thereof, and shall in no circumstances be refundable to any Borrower.

      2.4.2 Facility Fee. For the account of each Lender (including the Administrative Agent) in proportion to the Lender's applicable percentage of the Aggregate Commitment, the US-Borrower shall pay to the Administrative Agent an annual facility fee equal to the product of (a) 0.25%, and (b) the Dollar Amount of the Aggregate Commitment, which facility fee shall be computed on each November 1 prior to the Facility Termination Date. The annual facility fee shall be payable quarterly in four equal installments in arrears beginning on November 30, 2002 and on the last Business Day of each November, February, May and August thereafter prior to the Facility Termination Date with the outstanding unpaid balance of such fee due and payable on the Facility Termination Date. Such facility fee shall in no circumstances be refundable to any Borrower, provided, however, that such facility fee shall be prorated for the actual days of any year (commencing November 1) in which a Facility Termination Date occurs solely because of the Borrowers' irrevocable payoff of all Advances on account of a breach by the Lenders of Section 10.12 hereof, the occurrence of a Gross Up Event or the payment in full by Borrowers of all amounts due hereunder on or about September 30, 2005. The Administrative Agent shall compute the amount of such facility fee as of each applicable Computation Date. All accrued facility fees shall be payable in Dollars on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Administrative Agent shall pay each Lender its applicable share of the facility fee in Dollars on the same Business Day if received before 11:00 a.m. Chicago time or on the next Business Day if received after 11:00 a.m. Chicago time. All Paid Fees shall be credited against amounts due under this Section 2.4.2.

      2.4.3 Reduction of Commitment. Any Borrower may permanently reduce the Commitment in respect of the applicable Facility, in whole, or in part ratably among the Lenders in integral multiples of EUR 1,000,000 in the case of the Euro Facility, CAD 1,000,000 in the case of the Canada Facility, SEK 10,000,000 in the case of the Krona Facility, GBP 1,000,000 in the case of the UK Facility, JPN 10,000,000 in the case of the Japan Facility and $1,000,000 in the case of the US Facility, upon at least five Business Days' written notice to the relevant Funding Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the applicable Aggregate Canada Facility Commitment, Aggregate Euro Facility Commitment, Aggregate Japan Facility Commitment, Aggregate Krona Facility Commitment, Aggregate UK Facility Commitment and Aggregate US Facility Commitment, as the case may be in respect of the applicable Facility may not be reduced below the aggregate principal amount of the outstanding Advances in respect of the applicable Facility.

        2.5 Minimum Amount of Each Advance. Each Advance shall be in a minimum amount of (i) CAD 1,000,000 and in multiples of CAD 100,000 if in excess thereof in the case of BA Advances under the Canada Facility, (ii) CAD 100,000 and in multiples of CAD 100,000 if in excess thereof in the case of Canadian Prime Advances under the Canada Facility, (iii) EUR 1,000,000 and in multiples of EUR 100,000 if in excess thereof in the case of the Euro Facility, (iv) JPY 1,000,000 and in multiple of JPY 1,000,000 if in excess thereof in the case of the Japan Facility, (v) SEK 10,000,000 and in multiple of SEK 1,000,000 if in excess thereof in the case of the Krona Facility, (vi) GPB 500,000 and in multiples of GPB 100,000 if in excess thereof in the case of the UK Facility, (vii) $1,000,000 and in multiple of $100,000 if in excess thereof in the case of Eurocurrency Advances under the the US Facility and (viii) $300,000 and in multiples of $100,000 if in excess thereof in the case of Floating Advances under the the US Facility.

        2.6 Method of Selecting Types and Interest Periods for New Advances. Each Borrower shall select the Type of Advance, the Interest Period (if applicable) and the Agreed Currency applicable thereto from time to time. Each Borrower shall give the relevant Funding Agent, as the case may be, irrevocable notice, substantially in the form of Exhibit B attached hereto, (a "Borrowing Notice") (i) not later than 10:00 a.m. (London time) at least three Business Days before the Borrowing Date in the case of Eurocurrency Advances requested from the Eurocurrency Agent, (ii) not later than 5:00 p.m. (Toronto time) at least three Business Days before the Borrowing Date in the case of BA Rate Advances requested from the Canada Agent, (iii) not later than 5:00 p.m. (Toronto time) two Business Days before the Borrowing Date in the case of Canadian Prime Advances requested from the Canada Agent, (iv) not later than 11:00 a.m. (Tokyo time) at least three Business Days before the Borrowing Date in the case of TIBOR Advances requested from the Japan Agent, (v) not later than 12:00 noon (Chicago time) at lease three Business Days before the Borrowing Date in the case of Eurocurrency Advances requested from the Adminsitrative Agent and (vi) not later than 10:00 a.m. (Chicago time) on the Borrowing Date in the case of Floating Rate Advances requested from the Adminstrative Agent, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii) the aggregate amount of such Advance,

            (iii) the Type of Advance; and

            (iv) the Interest Period and Agreed Currency applicable thereto.

        2.7 Continuation; Rollover and Conversion of Outstanding Advanceds.

          2.7.1 Continuation of Eurocurrency Advances (other than US Facility). The provisions of this Section 2.7.1 shall apply to each Non-US Facility. Each Eurocurrency Advance shall continue as an Advance until the end of the then applicable Interest Period therefor, at which time each such Advance shall automatically continue as an Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Advance is or was repaid in accordance with Section 2.2 or (y) the applicable Borrower shall have given the relevant Funding Agent a Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Advance continue as an Advance for the same or another Interest Period.

          Subject to the terms of Section 2.5, so long as no Default has occurred and is continuing, any applicable Borrower may elect from time to time to continue all or any part of an Eurocurrency Advance denominated in the same Agreed Currency. Any such Borrower shall give the Eurocurrency Agent irrevocable notice, substantially in the form of Exhibit C attached hereto, (a "Continuation Notice") of each continuation of an Advance not later than 10:00 a.m. (London time) at least three Business Days prior to the date of the requested continuation to the Eurocurrency Agent, specifying:

          (i) the requested date, which shall be a Business Day, of such continuation, and

          (ii) the Agreed Currency and amount into which such Advance is to be continued and the duration of the Interest Period applicable thereto.

          2.7.2 Continuation: Canada Facility. With respect to each BA Rate Advance which is outstanding, at or before 5:00 p.m. three Business Days before the end of the then applicable Interest Period, any Canada-Borrower shall notify the Canada Agent in form and substance substantially as attached as Exhibit D ("Rollover Notice") either of (i) the next BA Interest Period which such Canada-Borrower has selected as applicable to the BA Rate Advance, which new BA Interest Period shall commence on and include the last day of the prior BA Interest Period, or (ii) the intention of such Canada-Borrower to repay or convert such BA Rate Advance at the end of the relevant BA Interest Period. If such Canada-Borrower fails to select and to notify the Canada Agent of the BA Interest Period applicable to the BA Rate Advance, or its intention to repay or convert, such Canada-Borrower shall be deemed to have converted the BA Rate Advance into a Canadian Prime Advance as of the last day of the applicable BA Interest Period.

          2.7.3 Conversion Option: Canada Facility.

          (a) Notice for and Conditions of Conversion. Subject to this Agreement, any Canada-Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, outstanding Advances into another Type of Advance permitted under the Canada Facility, upon giving to the Canada Agent prior irrevocable notice at or before 5:00 p.m. three Business Days in advance substantially in the form of Exhibit E ("Conversion Notice"), provided that:

          (i) no Default has occurred and is continuing;

          (ii) each conversion into a Canadian Prime Advance shall be for a minimum aggregate amount of CAD100,000;

          (iii) each conversion into a BA Rate Advance shall be for a minimum aggregate amount of CAD1,000,000 and in increments of CAD100,000; and

          (iv) each BA Rate Advance may be converted to another Type of Advance only on the last day of the relevant Interest Period.

          (b) Mandatory Conversion. If a Default or Unmatured Default has occurred and is continuing, the applicable Canada-Borrower shall be required to convert its BA Rate Advances to Canadian Prime Advances on the applicable BA Interest Date.

          2.7.4 Conversion/Continuation Option: US Facility. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Eurocurrency Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Floating Rate Advance unless the US-Borrower shall have given the Administrative Agent a Continuation/Conversion Notice in the form of Exhibit F attached hereto ("US Continuation Notice") requesting that, at the end of such Eurocurrency Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Eurocurrency Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.5, the US-Borrower may elect from time to time to convert all or any part of an Advance of either Type into the other Type of Advance; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Eurocurrency Interest Period applicable thereto. The US-Borrower shall give the Administrative Agent an irrevocable US Continuation Notice of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 12:00 noon (Chicago time) (a) in the case of a conversion into a Floating Rate Advance, at least one Business Day before the date of the requested conversion, and (b) in the case of a conversion into or continuation of a Eurocurrency Advance, at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date (which shall be a Business Day) of such conversion or continuation;

          (ii) the aggregate amount and Type of Advance(s) which is to be converted or continued; and

          (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Eurocurrency Interest Period applicable thereto (which may not end after the Facility Termination Date).

          2.7.5 Continuation of TIBOR Advance. With respect to each TIBOR Advance which is outstanding, at or before 11:00 a.m. three Business Days before the end of the then applicable TIBOR Interest Period, the Japan-Borrower shall notify the Japan Agent in form and substance substantially as attached as Exhibit G ("Japan Rollover Notice") either of (i) the next TIBOR Interest Period which such Japan-Borrower has selected as applicable to the TIBOR Advance, which new TIBOR Interest Period shall commence on and include the last day of the prior TIBOR Interest Period, or (ii) the intention of such Japan-Borrower to repay such TIBOR Advance at the end of the relevant TIBOR Interest Period. If such Japan-Borrower fails to select and to notify the Japan Agent of the TIBOR Interest Period applicable to the TIBOR Advance, or of its intention to repay such TIBOR Advance, the Japan-Borrower shall be deemed to have selected a new Interest Period of one month for such Advance.

          2.7.6 Effect of a Default. Not withstanding the foregoing, no conversions or continuations of conversions of any Advance shall be permitted during the continuance of a Default or Unmatured Default.

        2.8 Method Of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, not later than noon, local time, in the city of the relevant Funding Agent's Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of such Funding Agent's Payment Office for such currency. Unless such Funding Agent determines that any applicable condition specified in Article 4 has not been satisfied, such Funding Agent will make the funds so received from the Lenders available to the Borrowers at such Funding Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.8, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

        2.9 Changes in Interest Rate, etc. Each Eurocurrency Advance, TIBOR Advance and BA Rate Advance shall bear interest at, respectively, the Eurocurrency Rate, the TIBOR Rate and the BA Rate, in each case on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the relevant Funding Agent as applicable to such Advance based upon each Borrower's selections under Sections 2.6 and 2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. Each Canadian Prime Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Canadian Prime Advance is made or is converted from a BA Rate Advance into a Canadian Prime Advance pursuant to Section 2.7.3 to but excluding the date it becomes due or is converted into a BA Rate Advance pursuant to Section 2.7.3 at a rate per annum equal to the Canadian Prime Rate for such day. Changes in the rate of interest on that portion of any Advances maintained as a Canadian Prime Advance will take effect simultaneously with each change in such applicable rate. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Floating Rate Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.7.4 to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.7.4 at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advances maintained as a Canadian Prime Advance or Floating Rate Advance will take effect simultaneously with each change in such applicable rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Eurocurrency Interest Period applicable thereto to (but not including) the last day of such Eurocurrency Interest Period at the Eurocurrency Rate determined as applicable to such Eurocurrency Advance.

        2.10 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.6 or 2.7, during the continuance of a Default or Unmatured Default the Administrative Agent, acting at the direction of the Required Lenders may, at its option, by notice to all the Borrowers (which notice may be revoked at the option of the Administrative Agent, acting at the direction of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as an Advance. During the continuance of a Default the Administrative Agent, acting at the direction of the Required Lenders may, at their option, by notice to all the Borrowers (which notice may be revoked at the option of the Administrative Agent, acting at the direction of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates):

        (i) declare that each Eurocurrency Advance, TIBOR Advance and BA Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth above shall be applicable to such Advances without any election or action on the part of the Administrative Agent or any Lender.. In any such event, (A) the outstanding Eurocurrency Advances under the US Facility will automatically convert into Floating Rate Advances in accordance with the terms of Section 2.7.4 and shall bear interest at the rate otherwise applicable thereto after giving effect to such conversion plus 2% per annum, and (B) the outstanding BA Rate Advances will automatically convert into Canadian Prime Advances in accordance with the terms of Section 2.7.3 and shall bear interest at the rate otherwise applicable thereto after giving effect to such conversion plus 2% per annum, and

        (ii) declare that each Canadian Prime Advance and Floating Rate Advance shall bear interest at the rate otherwise applicable to such Advance plus 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

        2.11 Method Of Payment.

          (i) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the relevant Funding Agent at (except as set forth in the next sentence) such Funding Agent's address specified pursuant to Article 13, or at any other Lending Installation of such Funding Agent specified in writing by such Funding Agent to all of the Borrowers, by noon (local time) on the date when due and shall be applied ratably by the relevant Funding Agent among the Lenders. All payments to be made by any Borrower hereunder shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the relevant Funding Agent, at its Payment Office for such currency and shall be applied ratably by such Funding Agent among the applicable Lenders. Each payment delivered to the relevant Funding Agent for the account of any Lender shall be delivered promptly by such Funding Agent to such Lender in the same type of funds that such Funding Agent received, in the funds received from such Borrower at the address of such Funding Agent's Payment Office for such currency. Such Funding Agent is hereby authorized to charge any account of such Borrower maintained with such Funding Agent or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

          (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or a Borrower is not able to make payment to the relevant Funding Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that such Borrower take all risks of the imposition of any such currency control or exchange regulations.

          2.12 [Intentionally omitted]

          2.13 Noteless Agreement, Evidence of Indebtedness.

            (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of any Borrower to such Lender resulting from each Loan made by such Lender from time to time under the applicable Facility, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii) Each Funding Agent shall maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Facility, the Type of Advance, the Agreed Currency thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) the amount of any sum received by each Funding Agent hereunder from each Borrower and each Lender's share thereof

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Funding Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

            (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the relevant Funding Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

            2.14 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Funding Agents to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer or Authorized Officers, the relevant Agent or any Lender in good faith believes to be acting on behalf of each such Borrower. Each Borrower agrees to deliver promptly to the relevant Funding Agent a written confirmation, if such confirmation is requested by such Funding Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by such Funding Agent and the Lenders, the records of such Funding Agent and the Lenders shall govern absent manifest error.

            2.15 Interest Payment Dates, Interest and Fee Basis. Except for Floating Rate Advances under the US Facility and Canadian Prime Advances under the Canada Facility, interest accrued on each Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year; provided that in the case of Canadian Prime Advances interest shall be calculated for actual days elapsed on the basis of a 364-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

            Interest on Canadian Prime Advances available under the Canada Facility and on Floating Rate Advances available under the US Facility shall be payable monthly in arrears on each applicable Payment Date for the period up to but not including such Payment Date and shall be calculated on a daily basis on the principal amount of the Canadian Prime Advances or Floating Rate Advances, as applicable, remaining unpaid from time to time and on the basis of the actual number of days elapsed and a year of 365 days or 366 days, as the case may be.

            2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the relevant Funding Agent will notify each Lender and the Administrative Agent of the contents of each Aggregate Commitment reduction notice in respect of any Facility, Borrowing Notice, Continuation Notice, and repayment notice received by it hereunder. The relevant Funding Agent will notify the applicable Lender of the interest rate applicable to each Advance promptly upon determination of such interest rate. The Reference Lender agrees to furnish timely information for the purpose of determining the Eurocurrency Rate.

            2.17 Lending Installations and Lender Affiliates.

              2.17.1 Lending Installations. Each Lender will book its Loans at the appropriate Lending Installation listed on Schedule 2 or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.17. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the relevant Funding Agent and each Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

              2.17.2 Lender Affiliates. Advances under the Euro Facility to Richardson Electronics Iberica, S.A. or any other Euro Borrower receiving proceeds of Eurocurrency Advances in Spain in an aggregate amount at any one time outstanding not in excess of EUR 4,000,000 shall be made by Bank One Europe Ltd., a company organised under the laws of the United Kingdom and all such Advances shall be deemed Advances by Bank One, NA London Branch in its capacity as a Lender hereunder for purposes of determining the available Commitment of Bank One, NA London Branch.

              2.18 Non-Receipt of Funds by the Funding Agents. Unless the applicable Borrower or a Lender, as the case may be, notifies the relevant Funding Agent prior to the date on which it is scheduled to make payment to such Funding Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of such Borrower, a payment of principal, interest or fees to such Funding Agent for the account of the applicable Lenders, that it does not intend to make such payment, such Funding Agent may assume that such payment has been made. Such Funding Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to such Funding Agent, the recipient of such payment shall, on demand by such Funding Agent, repay to such Funding Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Funding Agent until the date such Funding Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender with repect to a Non-US Facility, the Overnight Foreign Currency Rate for such day, (ii) in the case of repayment by a Lender with repect to the US Facility, the Federal Funds Effective Rate for such day and (iii) in the case of repayment by a Borrower, the interest rate applicable to the relevant Advance.

              2.19 Market Disruption. (a) If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of any Funding Agent, no longer readily available or freely traded or (z) in the determination of such Funding Agent, an Equivalent Amount of such currency is not readily calculable, such Funding Agent shall promptly notify the Lenders and each Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from such Funding Agent, each Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in another Agreed Currency, subject to the other terms set forth in Article 2.

              (b) Notwithstanding the satisfaction of all conditions referred to in Article 2 and Article 4 with respect to any Advance in any Agreed Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of any Funding Agent, the Administrative Agent or the Required Lenders make it impracticable for the Loans comprising such Advance to be denominated in the Agreed Currency specified by a Borrower, then such Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Euro, in an aggregate principal amount equal to the Euro Amount of the aggregate principal amount specified in the related Borrowing Notice or Continuation Notice, unless such Borrower notifies the relevant Funding Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of such Funding Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Continuation Notice, as the case may be.

              2.20 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of any Borrower in respect of any sum due to any Lender or any Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, such Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

              2.21 Replacement of Lender. If a Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make, convert or continue Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), such Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to such Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit H and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) such Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.

              2.22 Participations in Facilities. Each Lender with a Commitment under a Non-US Facility (hereinafter, each a Participating Lender"), by its acceptance hereof, severally agrees to purchase, on the terms and conditions and at the times set forth in this Section 2.22, from any other applicable Lender with a Commitment under a Non-US Facilty (hereinafter each a "Selling Lender") and each Selling Lender hereby agrees to sell to each Participating Lender, an undivided percentage participating interest in outstanding Advances made under each Non-US Facility in which such Selling Lender has a Commitment, which participation shall be determined in proportion that the ratio of each Participating Lender's Commitment under all Non-US Facilities bears to the Aggregate Commitment under all Non-US Facilities (hereinafter the "Participation Percentage"). Upon (i) the occurrence of a Default and (except in the case of a Default described in Section 7.6 or 7.7 hereof), (ii) the accrual of interest at rates applicable after Default as provided in Section 2.10 hereof, and (iii) the acceleration of the maturity of the Obligations pursuant to Section 8.1 hereof, or if any Selling Lender is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Advance, each Participating Lender shall, to the extent necessary, not later than the third Business Day after the date on which such Participating Lender receives written demand from the Administrative Agent to such effect, if such demand is received before 11:00 a.m. (London time), pay to the applicable Funding Agent for the benefit of each applicable Selling Lender an amount equal to such Participating Lender's Participation Percentage of such unpaid or recaptured Advance, in the currency of such Advance so that, after giving effect to such adjustment, the outstanding principal amount of Advances of all applicable Lenders under the Non-US Facilities shall be pro rata based on the Lenders' Participation Percentages. Such purchase price shall be paid in the respective currencies of such outstanding Advances together with interest on such amount accrued from the date the related payment was due from such Participating Lender to the date of such payment by the Participating Lender at a rate per annum equal to the Overnight Foreign Currency Rate. Each such Participating Lender shall thereafter be entitled to receive its Participation Percentage of each payment received in respect of the relevant Advance and of interest and fees paid thereon from the date such Participating Lender funded to the Selling Lender its participation in such Advances. Each Borrower agrees that each Participating Lender shall be entitled to the benefit of Article 3 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3 hereof and such benefits shall extend to each Participating Lender's obligation to participate under this Section 2.22.

              The several obligations of the Participating Lenders to the Selling Lenders under this Section 2.22 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrowers, the Agents, the Issuers, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Unmatured Default or by the amount of any Commitment of any Lender, and each payment by a Participating Lender under this Section 2.22 shall be made without any offset, abatement, withholding or reduction whatsoever.

              Each Selling Lender shall be entitled to, or entitled to direct the applicable Funding Agent to, offset amounts received under this Agreement for the account of a Participating Lender against unpaid amounts due hereunder from such Participating Lender to the applicable Selling Lender or the applicable Funding Agent (whether as fundings of participations or otherwise), but shall not be entitled to offset against amounts owed to the applicable Selling Lender or the applicable Funding Agent by any Participating Lender arising outside this Agreement. To the extent Bank of Montreal shall be a Participating Lender hereunder, any participation required of it pursuant to this Section 2.22 shall be purchased by and participated in by Harris Trust and Savings Bank, which shall be deemed the Participating Lender in respect of such amounts. To the extent LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch shall be a Participating Lender hereunder, any participation required of it pursuant to this Section 2.22 shall be purchased by and participated in by LaSalle Bank National Association, which shall be deemed the Participating Lender in respect of such amounts.

              2.23 Swing Line Commitment.

                2.23.1 Swing Line Loans. The Swing Line Lender in its sole and absolute discretion, from and including the date of this Agreement and prior to the Facility Termination Date, may make, on a revolving credit basis, loans (collectively, "Swing Line Loans") in Dollars to the US-Borrower in such aggregate amounts as US-Borrower may from time to time request from the Swing Line Lender; provided, after giving effect to such Swing Line Loan, (i) the aggregate outstanding amount of all Swing Line Loans does not exceed the Swing Line Commitment, and (ii) US-Borrower's Swing Line Loans, plus its other Advances, plus its Facility Letter of Credit Obligations do not exceed the Aggregate US Facility Commitment. Subject to the terms of this Agreement, the US-Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date. All Swing Line Loans shall be Floating Rate Advances. No Swing Line Loan shall be used for the purpose of funding the payment of principal of any other Swing Line Loan. Each Swing Line Loan shall be in an amount of $100,000 or an integral multiple of $10,000 in excess thereof. The US-Borrower shall repay to the Administrative Agent for the account of the Swing Line Lender the outstanding principal amount of each Swing Line Loan on the earlier of the maturity date specified in the related notice of borrowing pursuant to Section 2.23.2 (which maturity shall be no later than the fifth Business Day after the requested date of such Swing Line Loan) and the Facility Termination Date.

                2.23.2 Swing Line Loan Borrowing Procedures. The US-Borrower shall give written irrevocable notice or telephonic notice (followed immediately by written confirmation thereof) to the Swing Line Lender and the Administrative Agent of each proposed Swing Line Loan not later than 12:00 p.m. (Chicago time) on the proposed date of such Swing Line Loan. Each borrowing of a Swing Line Loan shall be on a Business Day. Each such notice shall be effective upon receipt by the Swing Line Lender and the Administrative Agent and shall specify the date, amount and maturity of such Swing Line Loan. If the Swing Line Lender elects to make the requested Swing Line Loan, the Swing Line Lender will, no later than 3:00 p.m. (Chicago time) on the date of a proposed Swing Line Loan, provide the Administrative Agent at the address specified pursuant to Schedule 1 with immediately available funds covering the amount of such Swing Line Loan and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Article 4 with respect to such Swing Line Loan have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the US-Borrower on the requested borrowing date.

                2.23.3 Participations; Reimbursement by US Lenders. Upon the earlier of (a) a Business Day occurring no less frequently than weekly, as determined by the Administrative Agent and notice of which has been provided to the US Lenders and (b) the Business Day on which written demand by the Swing Line Lender, with a copy of such demand to the Administrative Agent, is received by each US Lender (such date, the "Settlement Date"), each other US Lender shall purchase from the Swing Line Lender, and the Swing Line Lender shall sell and assign to each such other US Lender, such other US Lender's Percentage of such outstanding Swing Line Loans as of such Settlement Date, by making available for the account of the Swing Line Lender, by deposit at the office specified by the Administrative Agent, in same day funds, an amount equal to the portion of the outstanding principal amount, of such Swing Line Loans to be purchased by such US Lender. US-Borrower agrees to each such sale and assignment. If and to the extent any US Lender shall not have made the amount of such Swing Line Loan available to the Administrative Agent by 2:00 p.m. (Chicago time) on the Settlement Date (it being understood that any such notice received after noon (Chicago time) on any Business Day shall be deemed to have been received on the next following Business Day, such US Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to Swing Line Loans. Any US Lender's failure to make available to the Administrative Agent its Percentage of any such Swing Line Loan shall not relieve any other US Lender of its obligation hereunder to make available to the Administrative Agent such other US Lender's Percentage of such Swing Line Loan, but no US Lender shall be responsible for the failure of any other US Lender to make available to the Administrative Agent such other US Lender's Percentage of any such Swing Line Loan. If such US Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Loan made by such US Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan made by the Swing Line Lender shall be reduced by such amount on such Business Day.

                2.23.4 Rights as Lender. In its capacity as a Lender, the Swing Line Lender shall have the same rights and obligations as any other US Lender.

              2.24 Facility Letters of Credit.

                2.24.1 Obligation to Issue. From and including the date of this Agreement and prior to tenth (10th) Business Day prior to the Facility Termination Date, (i) the Administrative Agent agrees, on the terms and conditions set forth in this Agreement and on behalf of each of the US Lenders, to issue for the account of the US-Borrower one or more Facility Letters of Credit in accordance with this Section 2.24, and (ii) the Eurocurrency Agent agrees, on the terms and conditions set forth in this Agreement and on behalf of each of the UK Lenders, to issue for the account of the UK-Borrower one or more Facility Letters of Credit in accordance with this Section 2.24 (the Administrative Agent or Eurocurrency Agent in such capacity is referred to as the "Issuer").

                2.24.2 Types and Amounts. The Issuer shall not have any obligation to and shall not:

                (ii) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuer;

                (iii) issue any Facility Letter of Credit if, after giving effect thereto, the sum of (a) the Facility Letter of Credit Obligations plus (b) the aggregate unpaid principal balance of the Advances (including Swing Line Loans) would exceed the Aggregate UK Facility Commitment or Aggregate US Facility Commitment, as applicable;

                (iv) issue any Facility Letter of Credit which has an expiry date (a) later than twelve months after the Issuance Date thereof or (b) on or after five days prior to the Facility Termination Date; or

                (v) issue any Facility Letter of Credit if, after giving effect to such Facility Letter of Credit requested hereunder, the Facility Letter of Credit Obligations would exceed (A) $10,000,000 in the aggregate in the case of the US Facility, or (B) GBP 1,000,000 in the aggregate in the case of the UK Facility.

                2.24.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of each of the following conditions:

                (i) the Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the requested Facility Letter of Credit (it being understood that if any inconsistency exists between the Issuer's Letter of Credit documents and the Documents, the terms of the Documents shall govern and control) and the requested Facility Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

                (ii) on the Issuance Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of such requested Facility Letter of Credit in particular.

                2.24.4 Procedure for Issuance of Facility Letters of Credit.

                (a) The Borrower shall give the Issuer written notice not later than noon (Chicago or London time, as applicable to the applicable Facility) at least three Business Days before the Issuance Date of any requested Facility Letter of Credit (each a "Facility Letter of Credit Request") (except that, in lieu of such written notice, the Borrower may give the Issuer notice of such request by tested telex or other tested arrangement satisfactory to the Issuer). Such Facility Letter of Credit Request shall be irrevocable and shall specify:

                (1) the stated amount of such requested Facility Letter of Credit;

                (2) the Issuance Date (which day shall be a Business Day);

                (3) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of (i) twelve months after the Issuance Date thereof and (ii) five days prior to the Facility Termination Date);

                (4) the purpose for which such Facility Letter of Credit is to be issued;

                (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

                (6) whether the requested Facility Letter of Credit will be a Commercial Letter of Credit or a Standby Letter of Credit.

                Prior to the issuance of the requested Facility Letter of Credit, the applicable Borrower shall provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. The Issuer will notify each Lender within a reasonable time following the issuance of each Facility Letter of Credit.

                (b) Subject to the terms and conditions of this Section 2.24.4 and provided that the applicable conditions set forth in Sections 4.1 (in the case of the initial Facility Letter of Credit), 4.2 and 2.24.3 have been satisfied, the Issuer shall, on the applicable Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices.

                (c) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of Sections 2.24.2, 2.24.3 and 2.24.4 are met.

                2.24.5 Reimbursement Obligations.

                (a) (i) The Issuer shall promptly notify the UK-Borrower or US-Borrower, as applicable, of any draw under such Facility Letter of Credit. The applicable Borrower shall reimburse the Issuer for drawings under Standby Letters of Credit (including the Issuer's issuing costs) no later than the Business Day after the payment in respect of such Standby Letter of Credit by the Issuer, together with interest thereon at the Floating Rate (in the case of Letters of Credit under the US Facility) or the applicable Eurocurrency Rate (in the case of Letters of Credit under the UK Facility) from the date of payment on such Standby Letter of Credit by the Issuer to and including the date on which the Issuer is reimbursed for such payment by the Borrower. The applicable Borrower shall reimburse the Issuer for drawings under Commercial Letters of Credit (including the Issuer's issuing costs) no later than the Business Day after the payment in respect of such Commercial Letter of Credit by the Issuer, together with interest thereon at the Floating Rate (in the case of Letters of Credit under the US Facility) or the applicable Eurocurrency Rate (in the case of Letters of Credit under the UK Facility) from the date of payment on such Commercial Letter of Credit by the Issuer to and including the date on which the Issuer is reimbursed for such payment by the Borrower; and

                (ii) Any Reimbursement Obligation with respect to any Facility Letter of Credit under the US Facility which is not paid on the date when due in accordance with Section 2.24.5(a)(i) shall (A) if there is availability for such an Advance pursuant to Section 2.1, be automatically converted on such date into a Floating Rate Advance and shall bear interest at the Floating Rate or (B) if there is no availability for an Advance pursuant to Section 2.1, be payable on demand and bear interest until paid at a rate per annum equal to the sum of the Floating Rate plus 2% per annum.

                (iii) Any Reimbursement Obligation with respect to any Facility Letter of Credit under the UK Facility which is not paid on the date when due in accordance with Section 2.24.5(a)(i) shall (A) if there is availability for such an Advance pursuant to Section 2.1, be automatically converted on such date into a Eurocurrency Advance with a one month Eurocurrency Interest Period and shall bear interest at the applicable Eurocurrency Rate or (B) if there is no availability for an Advance pursuant to Section 2.1, be payable on demand and bear interest until paid at a rate per annum equal to the sum of the Eurocurrency Rate plus 2% per annum.

                (iii) Any action taken or omitted to be taken by the Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Lender or, assuming that the Issuer has complied with the procedures specified in Section 2.24.4(b) and such Lender has not given a notice contemplated by Section 2.24.6(a) that continues in full force and effect, relieve such Lender of its obligations hereunder to the Issuer. In determining whether to pay under any Facility Letter of Credit, the Issuer shall have no obligation relative to the Lenders or the applicable Borrower other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to comply on their face with the requirements of such Facility Letter of Credit.

                2.24.6 Participation.

                (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.24.4, each UK Lender or each US Lender, as applicable, shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.24.6 if the Issuer shall have received written notice from any Lender on or before 10:00 a.m. (Chicago or London time, as applicable to the applicable Facility) on the Issuance Date of such Letter of Credit that one or more of the conditions contained in Section 4.2 is not then satisfied, and, in the event the Issuer receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by such Lender or such condition has been satisfied or has been effectively waived in accordance with the provisions of this Agreement.

                (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.24.5, the Issuer shall promptly notify each UK Lender or US Lender, as applicable, of such failure, and each such Lender shall promptly and unconditionally pay to the Issuer for the Issuer's account the amount of such Lender's Percentage of the unreimbursed amount of any such payment. The failure of any Lender to make available to the Issuer its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Issuer its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Issuer its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.

                (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the account of each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to each such Lender's Percentage thereof.

                (d) The obligations of a Lender to make payments to the Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances. Nothing contained in this Section 2.24.6(d) shall impair or adversely affect any claim any Lender may have against the Issuer or any other Lender with respect to any gross negligence or willful misconduct of the Issuer or such other Lender in respect of any Facility Letter of Credit.

                2.24.7 Payment of Reimbursement Obligations.

                (a) The UK-Borrower or US-Borrower, as applicable, agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with each Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which such Borrower or any Subsidiary may have at any time against the Issuer, the Agent or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Documents;

                (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

                (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Documents;

                (v) the occurrence of any Default or Unmatured Default.

                (b) In the event any payment by the Borrower or any Subsidiary received by the Issuer with respect to a Facility Letter of Credit and distributed to the Lenders on account of their participation is thereafter set aside, avoided or recovered from the applicable Funding Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuer, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it.

                2.24.8 Facility Letter of Credit Fees. In connection with each Facility Letter of Credit issued, the US-Borrower or UK-Borrower, as applicable, agrees to pay the Issuer thereof, ratably for the benefit of the US Lenders or UK Lenders, as applicable:

                (a) with respect to each Standby Letter of Credit, on the Issuance Date thereof, a letter of credit fee computed at the "S/L/C Rate" (as defined below) on the maximum amount available to be drawn from time to time under such Standby Letter of Credit for the period from and including the date of issuance of such Standby Letter of Credit until the stated expiry date thereof. This fee shall be payable for the first year (or the entire stated period if less than one year) on the Issuance Date and quarterly in arrears the last Business Day of each November, February, May and August thereafter. As used herein, "S/L/C Rate" means the interest rate equal to the "Applicable Margin" in connection with the Eurocurrency Rate then in effect (including any increase or adjustment thereto due to Defaults or Unmatured Default).

                (b) with respect to each Commercial Letter of Credit, on the Issuance Date thereof, such issuance fee as the US-Borrower or UK-Borrower, as applicable, and the Issuer of such Facility Letter of Credit shall have agreed upon in writing.

                The applicable Borrower shall also pay to the Issuer for its own account (i) at the time of issuance of each Facility Letter of Credit, a fronting fee in an amount to be agreed upon between the Issuer and the Borrower, and (ii) documentary and processing charges in connection with the issuance or modification of and draws under Facility Letters of Credit in accordance with the Issuer's standard schedule for such charges as in effect from time to time.

                ARTICLE 3

                CHANGE IN CIRCUMSTANCES

              3.1 Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, the Facility Letters of Credit or other amounts due it hereunder, or

                (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Advances), or

                (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans or Facility Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Facility Letters of Credit or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans, Facility Letters of Credit or Commitment, then, within 15 days of demand by such Lender, each Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

              (b) Non-U.S. Reserve Costs or Fees With Respect to Loans to Borrowers.

                (i) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Borrower or its Commitment to any Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Borrower or Commitment to any Borrower, then, within 15 days of demand by such Lender, such Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Advances pursuant to clause (i)(b) of the definition of Eurocurrency Rate.

                (ii) Without limiting the generality of the foregoing, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any other authority which replaces all or any of their functions) in respect of Eurocurency Advances denominated in British Pounds Sterling will be calculated by the Eurocurrency Agent in relation to each Advance on the basis of rates supplied by the Eurocurrency Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Eurocurrency Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

                AB + C(B-D) + E x 0.01 percent per annum

                100 - (A+C)

                Where:

                A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Eurocurrency Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

                B is the percentage rate per annum at which deposits denominated in British Pounds Sterling are offered by the Eurocurrency Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance or (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. (London time) in a sum approximately equal to the amount of such Eurocurrency Advance.

                C is the percentage of eligible liabilities which the Eurocurrency Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

                D is the percentage rate per annum payable by the Bank of England to the Eurocurrency Agent on interest bearing special deposits.

                E is the rate payable by the Eurocurrency Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in pounds per GBP1,000,000 of the Fee Base of the Eurocurrency Agent.

              For the purposes of this Section 3.1(b)(ii):

              (I) The following definitions shall apply:

                (a) "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;

                (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

                (c) "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

              (II). The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

              (III). In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent, and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

              (IV). Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

              (V). A negative result obtained by subtracting D from B shall be taken as zero.

              (VI). The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

              (VII). Additional amounts calculated in accordance with this Section 3.1(b)(ii) are payable on the last day of the Interest Period to which they relate.

              (VIII). The determination of the Associated Costs Rate by the Eurocurrency Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

              (IX). The Eurocurrency Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments or variations which are required to be made to this formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Eurocurrency Advances denominated in British Pounds Sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

              3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, each Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basel Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

              3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a currency type and maturity appropriate to match fund Advances are not available or (ii) the interest rate applicable to Advances does not accurately reflect the cost of making or maintaining Advances, then the relevant Funding Agent shall suspend the availability of Advances and require any affected Advances to be repaid, subject to the payment of any funding indemnification amounts required by Section 3.4.

              3.4 Funding Indemnification. If any payment of an Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or an Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advance.

              3.5 Taxes.

                (i) All payments by any Borrower to or for the account of any Lender or the relevant Funding Agent hereunder or under any Note, together with all payments made by any Lender to any other Lender pursuant to the participations described in Section 2.22 and purchases described in Section 11.2 hereof, shall be made free and clear of and without deduction for any and all Taxes. If any Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the relevant Funding Agent, (a) the Borrowers shall pay such amounts necessary to increase such sum payable so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or such Funding Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions to the extent permitted by law, (c) if the Borrowers are permitted to make such deductions the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) if the Borrowers are permitted to make such deductions the Borrowers shall furnish to such Funding Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                (ii) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                (iii) Each Borrower hereby agrees to indemnify each Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by such Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date such Agent or such Lender makes demand therefor pursuant to Section 3.6.

                (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each Borrower and to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each Borrower and to the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each Borrower and to the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises each Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                (v) For any period during which a Non-U.S. Lender has failed to provide any Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, such Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to each Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

              3.6 Lender Statements, Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to such Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by such Borrower of such written statement. The obligations of any Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                ARTICLE 4

                CONDITIONS PRECEDENT

                4.1 Initial Advance and Facility Letter of Credit.

                The Lenders shall not be required to make the initial Advance hereunder and, if the initial Advance shall not have been made, the Issuer shall not be required to issue the initial Facility Letter of Credit hereunder, unless each Borrower has furnished to the Administrative Agent (together with the Eurocurrency Agent, the Japan Agent or the Canada Agent with respect to item (ii) and (ix)), with sufficient copies or other sufficient evidence for the Lenders the following, each dated as of the initial Borrowing Date or Issuance Date, as the case may be, or such earlier date as shall be acceptable to the Administrative Agent, the Eurocurrency Agent, the Canada Agent or the Japan Agent, as the case may be:

                  (i) Delivery of duly executed Documents.

                  (ii) Delivery of duly executed Borrowing Notice.

                  (iii) Copies of the constitutive documents of each Borrower and each Guarantor, together with all amendments, and certificates of good standing (where available for issuance by relevant governmental bodies) from each jurisdiction in which each Borrower is organized, all certified by the appropriate governmental officers in their respective jurisdiction or, if not available, an Authorized Officer of each Borrower.

                  (iv) Copies, certified by the Secretary or Assistant Secretary of each Borrower and each Guarantor, of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Documents to which such Borrower or Guarantor is a party.

                  (v) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower or Guarantor authorized to sign the Documents to which such Borrower or Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or Guarantor.

                  (vi) A certificate, signed by the chief financial officer of each Borrower and each Guarantor, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

                  (vii) A written opinion of each Non-US Borrower's counsel in substantially the form of Exhibit I(1), each Guarantor's counsel in substantially the form of Exhibit I(2), and the US-Borrower's counsel (which shall also furnish certain opinions in respect of the Borrowers and the Collateral Documents) in substantially the form of Exhibit I(3), in each case addressed to the Lenders.

                  (viii) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

                  (ix) Written money transfer instructions, in substantially the form of Exhibit J, addressed to the relevant Funding Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the relevant Funding Agent may have reasonably requested.

                  (x) Delivery of a duly executed Guaranty issued to the Administrative Agent for the benefit of the Lenders by each of the US-Borrower and Richardson International, Inc.

                  (xi) Evidence of payment of the facility fees as provided in Section 2.4.1 hereof.

                  (xii) Such other documents as any Agent, any Lender, or its counsel may have reasonably requested.

                  (xiii) There exists no Default or Unmatured Default.

                  (xiv) The representations and warranties contained in Article 5 are true and correct for each Borrower as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                4.2 Each Advance and Facility Letters of Credit. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of proceeds thereof, does not increase the aggregate amount of outstanding Advances) and the Issuers shall not be required to issue any Facility Letter of Credit, unless on the applicable Borrowing Date:

                  (i) There exists no Default or Unmatured default.

                  (ii) The representations and warranties contained in Article 5 are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

                Each Borrowing Notice with respect to each such Advance, and each Facility Letter of Credit Request with respect to each such Facility Letter of Credit, shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit K as a condition to making an Advance.

                ARTICLE 5

                REPRESENTATIONS AND WARRANTIES

                Each Borrower represents and warrants to the Agents and the Lenders that:

                5.1 Corporate Existence and Standing. Each Borrower and its Subsidiaries is duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to maintain such qualification would singly or in the aggregate cause a Material Adverse Effect.

                5.2 Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver the Documents and to perform its obligations thereunder. The execution and delivery by such Borrower of the Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws or general principles of equity relating to remedies affecting or relating to the enforcement of creditors' rights generally.

                5.3 No Conflict, Government Consent. Neither the execution and delivery by any Borrower of the Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any Borrower's Subsidiaries or (ii) any Borrower's or any Borrower's Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any Borrower's Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or any Borrower's Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Borrower or any Borrower's Subsidiaries, is required to be obtained by such Borrower or such Borrower's Subsidiaries in connection with the execution and delivery of the Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Documents.

                5.4 Financial Statements. The August 31, 2002 consolidated and consolidating financial statements of the US-Borrower and its Subsidiaries delivered to the Lenders at or before the date of this Agreement were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated and consolidating condition and operations of the US-Borrower and its Subsidiaries at such date and the consolidated and consolidating results of their operations for the period then ended.

                5.5 Material Adverse Change. Except as set forth on Schedule 5.5 hereto, since August 31, 2002 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the US-Borrower or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect in respect of the US-Borrower or its Subsidiaries.

                5.6 Taxes. Except as set forth on Schedule 5.6 hereto, each Borrower and each Borrower's Subsidiaries have filed all applicable tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of such Borrower's Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists, except for failures to file or pay which could not be reasonably expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of each Borrower and each Borrower's Subsidiaries in respect of any taxes or other governmental charges are adequate.

                5.7 Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of their officers, threatened against or affecting any Borrower or any Borrower's Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect no Borrower has material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 hereof.

                5.8 Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the US-Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the US-Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

                5.9 Accuracy of Information. No information, exhibit or report furnished by any Borrower or any Borrower's Subsidiaries to any Agent or to any Lender in connection with the negotiation of, or compliance with, the Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                5.10 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of each Borrower and each such Borrower's Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

                5.11 Material Agreements. No Borrower nor any Borrower's Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any Borrower's Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

                5.12 Compliance With Laws. Each Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

                5.13 Ownership of Property. Except as set forth on Schedule 5.13 hereto, each Borrower and its Subsidiaries will have good title, free of all Liens (other than those permitted under Section 6.14 hereof), to all of the Property and assets reflected in the US-Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by it.

                5.14 Environmental Matters. Except as set forth on Schedule 5.14 hereto, in the ordinary course of its business, the officers of each Borrower consider the effect of Environmental Laws on the business of each such Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to each such Borrower due to Environmental Laws. On the basis of this consideration, each Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. No Borrower nor any of their Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                5.15 Investment Company Act. No Borrower nor any of their Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                5.16 Public Utility Holding Company Act. No Borrower nor any of their Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                5.17 Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.

                5.18 Solvency.

                  (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the US-Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the US-Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the US-Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the US-Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the US-Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the US-Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The US-Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  5.19 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the US-Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the US-Borrower nor any other members of the Controlled Group has withdrawn from any Plan, except as set forth as of the date of this Agreement on Schedule 5.19 hereto, or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Each Benefit Plan is in substantial compliance with ERISA and the Code and neither the US-Borrower or any Controlled Group member has received any notice asserting that any Benefit Plan is not in compliance with either ERISA or the Code.

                  5.20 Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the US-Borrower and its Subsidiaries to its employees and former employees, as estimated by the US-Borrower in accordance with reasonable procedures and assumptions, does not exceed $500,000.

                  5.21 Certain Transactions. Except as set forth as of the date of this Agreement on Schedule 5.21, neither the US-Borrower nor any of its Subsidiaries is party to, bound by or otherwise subject to any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it has incurred or will incur Off-Balance Sheet Liabilities other than Rate Management Obligations.

                    ARTICLE 6

                    COVENANTS

                    During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

                    6.1 Reporting. Each Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

                    (i) Within 90 days after the close of each of its Fiscal Years, (a) an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Administrative Agent, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the US-Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, and accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and (b) the US-Borrower's annual 10-K financial statement.

                    (ii) Within 45 days after the close of each quarterly period of each of its Fiscal Years, for the US-Borrower and its Subsidiaries, (a) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all prepared in accordance with Agreement Accounting Principles and certified by the chief financial officer of the US-Borrower; and (b) its quarterly 10-Q financial statements.

                    (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate.

                    (iv) Within 5 days after the close of each month, a Borrowing Base Certificate.

                    (v) If the US-Borrower or any member of the Controlled Group maintains a Single Employer Plan, within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by a plan administrator enrolled under ERISA.

                    (vi) As soon as possible and in any event within 10 days after the US-Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the US-Borrower, describing said Reportable Event and the action which the US-Borrower proposes to take with respect thereto.

                    (vii) As soon as possible and in any event within 10 days after the US-Borrower or any Controlled Group member withdraws from a Multiemployer Plan, a statement, signed by the chief financial officer of the US-Borrower, describing said withdrawal.

                    (viii) As soon as possible and in any event within 10 days after the US-Borrower or any Controlled Group member terminates a Single Employer Plan under Section 4041 of ERISA, a statement, signed by the chief financial officer of the US-Borrower, describing said termination.

                    (ix) As soon as possible and in any event within 10 days after the US-Borrower knows that any Benefit Plan or US-Borrower or Controlled Group Member has violated the provisions of ERISA or the Code, which violation could result in liability to the US-Borrower in excess of $250,000, a statement, signed by the chief financial officer of the US-Borrower, describing said violation.

                    (x) Promptly upon the furnishing thereof to the shareholders of the US-Borrower, copies of all financial statements, reports and proxy statements so furnished.

                    (xi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the US-Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                    (xii) On or before September 30 of each of the US-Borrower's Fiscal Years, projected statements of income and cash flow and a projected balance sheet for the US-Borrower and its Subsidiaries covering the period to and including the Facility Termination Date.

                    (xiii) Within thirty days following delivery to the US-Borrower, a copy of each of the US-Borrower's auditor's management letters, if prepared.

                    (xiv) As soon as possible and in any event within 10 days after receipt by any Borrower, a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                    (xv) Such other information (including non-financial information) as any Agent or any Lender may from time to time reasonably request.

                    6.2 Use of Proceeds. Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances and Facility Letters of Credit for general corporate purposes and to provide funds to refinance existing Indebtedness. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or Facility Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U).

                    6.3 Notice of Default. Each Borrower will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

                    6.4 Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted unless failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

                    6.5 Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct applicable tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, and except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.

                    6.6 Insurance. Each Borrower will and will cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to any Lender upon request full information as to the insurance carried.

                    6.7 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

                    6.8 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that failure to make such repair could not be reasonably be expected to have a Material Adverse Effect.

                    6.9 Inspection. Each Borrower will, and will cause each of its Subsidiaries to, permit any Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and such Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and such Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Agent or any Lender may designate.

                    6.10 Indebtedness. No Borrower will, nor will permit, cause or suffer to exist the US-Borrower or any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

                      (i) The Loans and Letters of Credit hereunder.

                      (ii) The Pacific Rim Loans.

                      (iii) Indebtedness which (a) exists on the date hereof, and (b) is described in Schedule 6.10 to this Agreement.

                      (iv) Subordinated Debt with terms and conditions which in the sole opinion of the Required Lenders are no more restrictive (with respect to Senior Funded Debt) than Subordinated Debt in existence on the date hereof.

                      (v) Indebtedness incurred to refinance existing Indebtedness permitted pursuant to Sections 6.10(iii) and (iv); provided however, that the maturity date of such new Indebtedness is no earlier than the maturity date of the Indebtedness being refinanced and the terms of such new Indebtedness (including, but not limited to, the amount, the term, the amount of the annual loan payment or provision for collateral or additional collateral) are no more disadvantageous to the Lenders, the Borrower and its Subsidiaries than the terms of the Indebtedness being refinanced.

                      (vi) Contingent Obligations (when measured together with the US-Borrower and its Subsidiaries) not exceeding the Dollar Amount of $500,000.

                      (vii) Intercompany Indebtedness permitted under Section 6.13.

                      (viii) Rate Management Obligations.

                      (ix) Unsecured Indebtedness to Bank One, NA and/or its Affiliates in an amount not exceeding the Equivalent Amount in an Agreed Currency of $5,000,000 at any one time outstanding and a maturity for each advance with respect to such Indebtedness not to exceed one year from the date of such advance.

                    6.11 Merger. No Borrower will, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may amalgamate, merge or consolidate with or into any Borrower or a Wholly-Owned Subsidiary and (ii) any Borrower or any Subsidiary may merge, amalgamate or consolidate with any other Person pursuant to a Permitted Acquisition, provided that (a) such Borrower or such Subsidiary shall be the surviving entity and (b) after giving effect thereto, no Default or Unmatured Default shall exist.

                    6.12 Sale of Assets. No Borrower will suffer the US-Borrower, together with the US-Borrower's Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person, except:

                      (i) Sales of inventory in the ordinary course of business.

                      (ii) Leases, sales or other dispositions of personal Property that, together with all other personal Property of the US-Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement, do not constitute a Substantial Portion of the Property of the US-Borrower and its Subsidiaries.

                    Notwithstanding anything to the contrary in this Agreement, no Borrower or any of its Subsidiaries may lease, sell, or otherwise dispose of (or pledge or encumber) its interest in any real estate to any other Person. To the extent the Required Lenders consent to any such lease, sale or disposal that would have been restricted by this Section 6.12, the Aggregate Commitment shall be reduced in an amount equal to the aggregate proceeds received in such lease, sale or disposal (with the allocation of such reduction amongst the various Facilities on a pro rata basis unless otherwise determined by the Required Lenders).

                    6.13 Investments and Acquisitions. No Borrower will, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, any of its Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                      (i) Cash Equivalent Investments.

                      (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 5.8.

                      (iii) Investments (when measured together with the US-Borrower and its Subsidiaries) not to exceed the Dollar Amount of $5,000,000 in the aggregate at any one time outstanding in the common stock and investment grade bonds of publicly held corporations which stocks and bonds are traded on the New York, American or NASDAQ stock exchanges.

                      (iv) Loans to employees of the US-Borrower, any Borrower or any of the US-Borrower or such Borrower's Subsidiaries which do not exceed, in the aggregate for all such employees at any one time outstanding the Dollar Amount of $750,000.

                      (v) Loans and advances to and other Investments (when measured together with the US-Borrower and its Subsidiaries) in any Borrower or any such Borrower's Subsidiaries in the ordinary course of business not exceeding at any time outstanding for each Subsidiary, an amount which is the greater of (i) fifteen percent (15%) greater than the amount of such loans, advances and other Investments in each such Subsidiary stated in the US-Borrower's consolidated financial statement dated on or about August 31, 2002 (the "August Statement"), or (ii) the Dollar Amount of $1,000,000 million plus the amount of such loans, advances and other Investments in each such Subsidiary stated in the August Statement; provided that in no event shall such loans, advances and other Investments exceed for all of the US-Borrower's Subsidiaries in the aggregate at any time outstanding the Dollar Amount of $10,000,000 plus the aggregate amount of such loans, advances and other Investments stated in the August Statement.

                      (vi) Permitted Acquisitions.

                      (vii) Rate Management Transactions.

                    6.14 Liens. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any of its Subsidiaries, except:

                      (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due and which are contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                      (iv) Liens arising from a judgment rendered or claim files, not in excess singly or in the aggregate, of the Dollar Amount of $500,000 in the aggregate for the US-Borrower and its Subsidiaries taken as a whole which the US-Borrower or such Subsidiary shall be contesting diligently in good faith by proper legal proceedings.

                      (v) Liens which exist on the date hereof listed on Schedule 5.13 incurred by the US-Borrower and its Subsidiaries taken as a whole in the ordinary course of business securing Indebtedness less than the Dollar Amount of $100,000 in the aggregate.

                      (vi) Unperfected Liens retained by vendors in the ordinary course of business on products purchased from them until payment is received, which Liens secure payment of obligations that (a) are not more than 30 days past due, and (b) do not, in the aggregate, exceed the Dollar Amount of $50,000.

                      (vii) Any extension, renewal or substitution of or for any of the foregoing Liens described in this Section 6.14, provided in each case that (a) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (b) the Lien securing such Indebtedness or other obligations or liability shall be limited to the Property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability, and improvements on or additions to such Property.

                      (viii) Liens resulting from inventory purchases arising in the normal course of business which Liens are solely upon such inventory purchased and not evidenced by any public filings and do not secure an amount exceeding the Dollar Amount of $10,000,000 in the aggregate for the US-Borrower and each of its Subsidiaries taken as a whole at any one time outstanding.

                    6.15 Prohibition of Negative Pledge. No Borrower will, nor will it permit any of its Subsidiaries to agree, covenant, warrant, represent, pledge or otherwise commit with or to any entity other than the Administrative Agent, to not incur, create, assume or permit to exist, any mortgage, pledge, lien charge or other encumbrance of any nature whatsoever on all or any of its assets now or hereafter owned, except for such pledge made directly in connection with the purchase of inventory in the ordinary course of business, with a value of such inventory (valued at the cost of such inventory) owned by the US-Borrower, any Borrower or any Subsidiary taken as a whole not exceeding the Dollar Amount of $10,000,000 in the aggregate at any time.

                    6.16 Affiliates. No Borrower will, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                    6.17 Sale of Accounts. No Borrower will, nor will it permit any of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except for accounts which are past due in an aggregate amount not exceeding the Dollar Amount of $3,000,000, which sum shall be measured in respect of the US-Borrower, all Borrowers and their Subsidiaries and in each of the US-Borrower's fiscal years (on a consolidated basis) placed with a collection agent for collection at a commission not exceeding 20% of the amount of such notes or account recovered.

                    6.18 Fiscal year. No Borrower will, nor will it permit any of its Subsidiaries to, change its fiscal year.

                    6.19 Limitation on the creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, no Borrower will, nor will it permit its Subsidiaries to, establish, create or acquire any Subsidiary (except in connection with a Permitted Acquisition); provided that any Borrower and any Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as at least 30 days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent in its sole discretion) is given to the Administrative Agent.

                    6.20 Dividends. No Subsidiary of any Borrower shall in any manner, either directly or indirectly incur or be bound by any restrictions on dividends from such Subsidiary to such Borrower, other than those restrictions required by applicable law. Neither the US-Borrower nor any of its Subsidiaries (other than Wholly-Owned Subsidiaries) may pay any dividend or make any distribution on any shares of its capital stock, nor may it redeem, purchase, or set aside funds for the redemption or purchase of, any of its capital stock; provided that the US-Borrower may continue to pay dividends to its stockholders at an annualized rate not to exceed the annualized rate of dividends paid by the US-Borrower in its most recent Fiscal Year.

                    6.21 Amendments. The US-Borrower will not, nor will it permit any of its Subsidiaries to, amend any term or provision of the Debentures except with the consent of the Required Lenders.

                    6.22 Certain Prohibited Transactions. The US-Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities other than Rate Management Obligations; provided that the US-Borrower and its Subsidiaries may permit the continued existence of any such transaction that exists on the date of this Agreement and is disclosed on Schedule 5.21 as of the date of this Agreement.

                    6.23 Repayment of Subordinated Debt. Until all Obligations have been irrevocably paid in full, the US-Borrower and its Subsidiaries shall not make any payment upon any principal of any Subordinated Debt; provided that the US-Borrower shall be permitted to make the required sinking fund payment of $3,850,000 on December 15, 2004 with regard to the Debentures.

                    6.24 Leverage Ratio. The US-Borrower and its Subsidiaries will maintain, on each date listed below, a Leverage Ratio of less than the respective ratio specified for such date:

                      Applicable Dates

                      Maximum Ratio

                      November 30, 2002

                      4.25 to 1.00

                      February 28, 2003 and May 31, 2003

                      4.00 to 1.00

                      August 31, 2003 and November 30, 2003

                      3.85 to 1.00

                      February 29, 2004

                      3.50 to 1.00

                      May 31, 2004

                      3.35 to 1.00

                      August 31, 2004 and November 30, 2004

                      3.15 to 1.00

                      February 28, 2005 and each fiscal quarter-end thereafter

                      2.75 to 1.00

                    6.25 Fixed Charge Coverage Ratio. The US-Borrower and its Subsidiaries will maintain, on each date listed below, a Fixed Charge Coverage Ratio greater than the respective ratio specified for such date:

                      Applicable Dates

                      Minimum Ratio

                      November 30, 2002

                      1.10 to 1.00

                      February 28, 2003, May 31, 2003 and August 31, 2003

                      1.15 to 1.00

                      November 30, 2003

                      1.20 to 1.00

                      February 29, 2004

                      1.30 to 1.00

                      May 31, 2004

                      1.40 to 1.00

                      August 31, 2004

                      1.50 to 1.00

                      November 30, 2004

                      1.30 to 1.00

                      February 28, 2005 and each fiscal quarter-end thereafter

                      1.35 to 1.00

                      (provided, that the Fixed Charge Coverage Ratio for November 30, 2004 shall be calculated as if the $3,850,000 sinking fund payment referred to in Section 6.23 had already been made in November 2004).

                    6.26 Tangible Net Worth. The US-Borrower and its Subsidiaries will maintain, at all times, a Tangible Net Worth greater than the sum of (i) $121,417,000, plus (ii) fifty-percent (50%) of the Net Income of the US-Borrower and its Subsidiaries earned in each fiscal quarter beginning with the quarter ending August 31, 2002 (without deduction for losses), plus (iii) one hundred percent (100%) of the net proceeds (gross proceeds minus (A) ordinary and necessary out of pocket costs and expenses and (B) reasonable underwriting fees and discounts incurred with respect to such gross proceeds) received by the US-Borrower or its Subsidiaries on or after the date of this Agreement from additional paid in capital, including, but not limited to, equity investments and proceeds from the issuance and sale of capital stock (including the amount of all Indebtedness which is converted into equity in the US-Borrower or its Subsidiaries).

                      ARTICLE 7

                      DEFAULTS

                      The occurrence of any one or more of the following events shall constitute a Default:

                      7.1 Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries to the Lenders or any Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Document shall be materially false on the date as of which made (or deemed made).

                      7.2 Nonpayment of principal of any Loan or of any Reimbursement Obligation when due (or in the case of any Reimbursement Obligation due upon demand, upon demand), or nonpayment of interest upon any Loan or of any facility fee, Issuance Fee or other obligations under any of the Documents within five (5) days after the same becomes due.

                      7.3 The breach by any Borrower of any of the terms or provisions of Article 6.

                      7.4 The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent.

                      7.5 Failure of any Borrower or any of its Subsidiaries to pay when due (i) any Indebtedness to any Lender, or (ii) any other Indebtedness in excess of, singly or in the aggregate an outstanding principal amount in excess of the Dollar Amount of $2,500,000 (any such Indebtedness being herein defined as "Material Indebtedness"); or the default by the US-Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

                      7.6 Any Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

                      7.7 Without the application, approval or consent of any Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any such Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                      7.8 Any court, government or governmental agency shall condemn, seize or other-wise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Borrower or any of the US-Borrower's Subsidiaries which, when taken together with all other Property of the US-Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

                      7.9 Any Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of, singly or in the aggregate, $500,000 (or the applicable Equivalent Amount in the relevant Agreed Currency) which is not stayed on appeal or otherwise being appropriately contested in good faith.

                      7.10 Any Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by any such Borrower, the US-Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

                      7.11 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $500,000 or any Reportable Event shall occur in connection with any Plan.

                      7.12 The US-Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the US-Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000.

                      7.13 The US-Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the US-Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

                      7.14 The US-Borrower or any other member of the Controlled Group shall terminate a Single Employer Plan resulting in Unfunded Liabilities to the Borrower in excess of $500,000.

                      7.15 The US-Borrower or any other member of the Controlled Group shall incur liability for a violation of ERISA or the Code with respect to any Benefit Plan which exceeds $250,000.

                      7.16 Any Change in Control shall occur, except such Change in Control consented to by the Administrative Agent and all Lenders.

                      7.17 Nonpayment by any Borrower or any of its Subsidiaries, of any Rate Management Obligation when due or the default or breach by such Borrower or any such Subsidiary, of any term, provision or condition contained in any Rate Management Transaction which default or breach continues (without being waived) beyond any period of grace therein provided.

                      7.18 The occurrence of any "default", as defined in any Document (other than this Agreement) or the breach of any of the terms or provisions of any Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided and has not been waived.

                      7.19 The occurrence of any default under any of the documents evidencing the Pacific Rim Loans, which default or breach continues beyond any period of grace therein provided and has not been waived.

                      7.20 Default (as such term is defined in any Guaranty) under a Guaranty shall have occurred and be continuing or a Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of a Guaranty, or any guarator shall fail to comply with any of the terms or provisions of the Guaranty to which it is a party, or shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect.

                      7.21 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower (or any each other Person which has pledged collateral pursuant to any Collateral Document) shall fail to comply with any of the terms or provisions of any Collateral Document.

                      7.22 The occurrence and continuance of any default or Event of Default as defined in the Debentures.

                        ARTICLE 8

                        ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                        8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans and to participate in Facility Letters of Credit hereunder, and of the Issuers to issue Facility Letters of Credit hereunder, shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent, any Issuer or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and to participate in Facility Letters of Credit hereunder, (ii) terminate or suspend the obligations of the Issuers to issue Facility Letters of Credit hereunder, and/or (iii) declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, on a joint and several basis by each Borrower, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

                        8.2 Rescission. If, within 15 days after (x) acceleration of the maturity of the Obligations, (y) termination of the obligations of the Issuers to issue Facility Letters of Credit hereunder, or (z) termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to each Borrower, rescind and annul such acceleration and/or termination.

                        8.3 Amendments. Subject to the provisions of this Article 8, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and all of the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Documents or changing in any manner the rights of the Lenders or all of the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                          (i) Extend the maturity of any Loan, or extend the expiry date of any Facility Letter of Credit beyond the Facility Termination Date, or forgive all or any portion of the principal amount of any Loan or any Facility Letter of Credit Obligation, or reduce the rate or extend the time of payemnt of Reimbursement obligations, interest or fees hereunder.

                          (ii) Reduce the percentage specified in the definition of Required Lenders or change any provision concerning the number or amount of Lenders required to take any action or refrain from taking any action hereunder.

                          (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit any Borrower to assign its rights under this Agreement.

                          (iv) Amend this Section 8.3.

                          (v) Release a guarantor from any Guaranty of any Advance or, except as provided in the Collateral Documents, release any material collateral securing the Obligations or any Guaranty.

                          (vi) Increase the percentages specified in the definition of Borrowing Base.

                        No amendment of any provision of this Agreement relating to the Agents shall be effective without the written consent of the relevant Agent. Such Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

                        8.4 Preservation of Rights. No delay or omission of the Lenders or any Agent or Issuer to exercise any right under the Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Documents or by law afforded shall be cumulative and all shall be available to the Agents, the Issuers and the Lenders until the Obligations have been paid in full.

                          ARTICLE 9

                          GENERAL PROVISIONS

                          9.1 Survival of Representations. All representations and warranties of each Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

                          9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower or participate in Facility Letters of Credit in violation of any limitation or prohibition provided by any applicable statute or regulation.

                          9.3 Taxes. Any Taxes (excluding income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Documents shall be paid by the relevant Borrower, together with interest and penalties, if any.

                          9.4 Headings. Section headings in the Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Documents.

                          9.5 Entire Agreement. The Documents embody the entire agreement and understanding among the Borrowers, the Agents and the Lenders and supersede all prior agreements and understandings among such Borrower, the Agents and the Lenders relating to the subject matter thereof.

                          9.6 Several Obligations, benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which an Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.11 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

                          9.7 Expenses; Indemnification. (i) Each Borrower shall reimburse each of the Agents and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for each Agent, which attorneys may be employees of any Agent) paid or incurred by any Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Documents. Each Borrower also agrees to reimburse each Agent, each Issuer, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for each Agent, each Issuer, the Arranger and the Lenders, which attorneys may be employees of any Agent, any Issuer, the Arranger or the Lenders) paid or incurred by any Agent, any Issuer the Arranger or any Lender in connection with the collection and enforcement of the Documents. The obligations of each Borrower under this Section 9.7(i) shall survive the termination of this Agreement.

                          (ii) Each Borrower hereby further agrees to indemnify each Agent, each Issuer, the Arranger and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Agent, Issuer, Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Documents, any the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or of any Facility Letter of Credit hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of each Borrower under this Section 9.7(ii) shall survive the termination of this Agreement.

                          9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the relevant Agent with sufficient counterparts so that such Agent may furnish one to each of the Lenders.

                          9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the US-Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the US-Borrower's audited financial statements.

                          9.10 Severability of Provisions. Any provision in any Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Documents are declared to be severable.

                          9.11 Nonliability of Lenders. The relationship between each Borrower on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. Neither the Agents, the Arranger nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agents, the Arranger nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agents, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

                          9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates, any Agent and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

                          9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                          ARTICLE 10

                          THE AGENTS

                          10.1 Appointment Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Documents, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Documents. Bank One, NA, London Branch, Bank One, NA, Tokyo Branch and Bank One, NA, Canada Branch are each hereby respectively appointed by each of the Lenders as their contractual representative (each a "Funding Agent", and collectively, the "Funding Agents") hereunder and under each other Documents, and each of the Lenders irrevocably authorizes the Funding Agents to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Documents (the Administrative Agent and the Funding Agents are collectively referred to herein as the "Agents"). The Agents agree to act as such contractual representative upon the express conditions contained in this Article 10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that none of the Agents shall have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Documents and that the Agents are merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Documents. In their capacity as the Lenders' contractual representative, the Agents (i) do not hereby assume any fiduciary duties to any of the Lenders, (ii) are "representatives" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) are acting as an independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

                          10.2 Powers. The Agents shall have and may exercise such powers under the Documents as are specifically delegated to the Agents by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Documents to be taken by the Agents.

                          10.3 General Immunity. The Agents and their directors, officers, agents or employees shall in no event be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by them hereunder or under any other Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

                          10.4 No Responsibility for Loans, Recitals, etc. The Agents and their directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Agents; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or the US-Borrower or of any such Borrower's or such US-Borrower's respective Subsidiaries. The Agents shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrower to an Agent at such time, but is voluntarily furnished by such Borrower to an Agent (either in its capacity as Agent or in its individual capacity).

                          10.5 Action on Instructions of Lenders. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Document in accordance with written instructions signed by the Required Lenders (or the unanimous action of the Lenders if required by Section 8.3 hereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement or any other Document unless it shall be requested in writing to do so by the Required Lenders. The Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Document permitted by the terms hereof unless they shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                          10.6 Employment of Agents and Counsel. The Agents may execute any of their duties as Agents hereunder and under any other Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in- fact selected by it with reasonable care. The Agents shall be entitled to advice of counsel concerning the contractual arrangement between the Agents and the Lenders and all matters pertaining to the Agents' duties hereunder and under any other Document.

                          10.7 Reliance on Documents; Counsel. The Agents shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by them to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the relevant Agent, which counsel may be employees of the relevant Agent.

                          10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by any Borrower for which such Agent is entitled to reimbursement by such Borrower under the Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

                          10.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or any Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

                          10.10 Rights as a Lender. In the event any Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when such Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Document, with any Borrower or any of such Borrower's Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

                          10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arranger or any other Lender and based on the financial statements prepared by the US-Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Documents.

                          10.12 Successor Agent. Any Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Any Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, on behalf of the Borrowers and the Lenders, a successor Agent; provided, however, that if a Default or Unmatured Default shall have occurred and be continuing at the time of such resignation or removal, the consent of the Borrowers shall not be so required. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment and, to the extent required pursuant to the immediately preceding sentence, consented to by the Borrowers, within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, any Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If an Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of such Agent hereunder and each Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least the Dollar Amount of $ 100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of such Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Documents. In the event that there is a successor to the Canada Agent by merger or the Canada Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Canadian Prime Rate" and "BA Rate" as used in this Agreement shall be derived by reference to the reference rate of the new Canada Agent.

                          10.13 Delegation to Affiliates. Each Borrower and the Lenders agree that any Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under Articles 9 and 10.

                          10.14 Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers or their Affiliates on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

                          10.15 Collateral Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers or their Affiliates on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral subject to the Collateral Documents which shall be permitted by the terms hereof or of any other Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders) in writing.

                          ARTICLE 11

                          SETOFF; RATABLE PAYMENTS

                          11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                          11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans under the applicable Facility (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender under such Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders under such Facility so that after such purchase each such Lender will hold its ratable proportion of Loans under such Facility. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders under the applicable Facility share in the benefits of such collateral ratably in proportion to their Loans under such Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing contained in this Section 11.2 shall modify the effect of Section 2.22 hereof.

                          ARTICLE 12

                          BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                          12.1 Successors and Assigns. The terms and provisions of the Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) no Borrower shall have the right to assign its rights or obligations under the Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

                          12.2 Participation.

                          12.2.1 Permitted Participants, Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Funding Agents and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Documents.

                          12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Document.

                          12.2.3 Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the US-Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

                          12.3 Assignments.

                          12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Documents. Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the US-Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000 (or, if such currency is any currency other than Dollars, the Equivalent Amount of Dollars must be not less than $5,000,000). The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment).

                          12.3.2. Consents. The consent of the US=Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Adminsitrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                          12.3.3. Effect, Effective Date. Upon (i) delivery to the Adminstrative Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $4,000 fee to the Adminstrative Agent for processing such assignment (unless such fee is waived by the Adminstrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by any Borrower, the Lenders or the Adminstrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Adminstrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                          12.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                          12.5 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of such Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.

                          12.6 Tax Treatment. If any interest in any Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                          ARTICLE 13

                          NOTICES

                          13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower, any Lender or any Agent, at its address or facsimile number set forth on the signature pages hereof, or (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the relevant Agent and each Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of telex or facsimile transmission, received) at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be effective until received.

                          13.2 Change of Address. Any Borrower, any Agent, the US-Borrower and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                          ARTICLE 14

                          COUNTERPARTS

                          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Borrower, the Agents and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                          ARTICLE 15

                          CHOICE OF LAW, CONSENT TO
                          JURISDICTION; WAIVER OF JURY TRIAL

                          15.1 CHOICE OF LAW. THE DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                          15.2 CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT, ANY ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST ANY AGENT, ISSUER OR LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                          15.3 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENTS, ISSUERS AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                            IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agents have executed this Agreement as of the date first above written.

                            Borrowers:

                            RICHARDSON ELECTRONICS, LTD.

                            By:

                            Title:

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            BURTEK SYSTEMS, INC.

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS CANADA, LTD.

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS LIMITED

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W. 267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RESA, SNC

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONIQUE SNC

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS IBERICA, S.A.

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS GMBH

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS BENELUX B.V.

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON SWEDEN HOLDING AB

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            RICHARDSON ELECTRONICS KK

                            By:

                            Title:

                            c/o Richardson Electronics, Ltd.

                            40 W267 Keslinger Road

                            P.O. Box 393

                            LaFox, Illinois 60147-0393

                            Attention: Dario Sacomani

                            Tel: 630-208-2200

                            Fax: 630-208-2950

                            ADMINISTRATIVE Agent:

                            BANK ONE, NA

                            By:

                            Title:

                            120 S. LaSalle Street

                            Mail Code 1645

                            Chicago, Illinois 60603

                            Attention: Gregory H. Teegen

                            Tel: 312-661-5687

                            Fax: 312-661-5034

                            FUNDING AGENTS:

                            BANK ONE, NA, London Branch

                            By:

                            Title:

                            One Triton Square

                            London

                            NW1 3FN

                            Attention: Lesley Pluck

                            Tel: 011-44-20-7903-4464

                            Fax: 011-44-20-7903-4148

                            BANK ONE, NA, Canada Branch

                            By:

                            Title:

                            BCE Place

                            P.O. Box 613

                            161 Bay Street

                            Ste. 4240

                            Toronto, Ontario

                            M5J 2S1

                            Attention: Michael Tam

                            Tel: (416) 365-5261

                            Fax: (416) 363-7574

                            BANK ONE, NA, through its Tokyo Branch

                            By:

                            Title:

                            120 S. LaSalle Street

                            Mail Code 1645

                            Chicago, Illinois 60603

                            Attention: Gregory H. Teegen

                            Tel: 312-661-5687

                            Fax: 312-661-5034

                            LENDERS:

                            Commitments

                            GBP 1,400,000

                            HARRIS TRUST AND SAVINGS BANK

                            USD 18,200,000

                            By:

                            Title:

                            111 W. Monroe Street

                            10 West

                            Chicago, Illinois 60603

                            Attention: Raymond Whitacre

                            Tel: (312) 461-3436

                            Fax: (312) 293-5068

                            Commitments

                            CAD 5,880,000

                            BANK OF MONTREAL

                            By:

                            Title:

                            Vancouver Main Office

                            595 Burrard Street

                            Vancouver, B.C.

                            V7X 1L7

                            Attention: Peter Harris

                            Tel: (604) 665-7519

                            Fax: (604) 665-7460

                            Commitments

                            CAD 4,410,000

                            NATIONAL CITY BANK, Canada Branch

                            By:

                            Title:

                            National City Bank, Canada Branch

                            130 King Street West, Suite 2140

                            Toronto, Ontario,

                            CANADA M5X 1E4

                            Attention: Caroline Stade

                            Tel: 416 361-1744 ext.224

                            Fax: 416 361-0085

                            Commitments

                            GBP 1,050,000

                            NATIONAL CITY BANK

                            USD 13,650,000

                            By:

                            Title:

                            One North Franklin Street

                            Suite 3600

                            Chicago, Illinois 60606

                            Attention: Michael A. Brothers

                            Tel: 312-384-4614

                            Fax: 312-384-4618

                            Commitments

                            GBP 1,050,000

                            LASALLE BANK NATIONAL ASSOCIATION

                            SEK 32,100,000

                            USD 13,650,000

                            By:

                            Title:

                            135 S. LaSalle St - Suite 1127

                            Chicago, Illinois 60603

                            Attention: Thomas Klehr

                            Tel: 312-904-6351

                            Fax: 312-904-5483

                            Commitments

                            CAD 4,410,000

                            LASALLE BUSINESS CREDIT, a division

                            of ABN AMRO Bank N.V., Canada Branch

                            By:

                            Title:

                            Suite 1500

                            Maritime Life Tower

                            79 Wellington Street West

                            P.O. Box 114

                            Toronto Dominion Center

                            Toronto, Ontario M5K 1G8

                            Attention: Keith Hughes

                            Tel: (416) 365-2948

                            Fax: (416) 367-7943

                            Commitments

                            EUR 6,000,000

                            BANK ONE, NA, London Branch

                            GBP 1,500,000

                            SEK 32,100,000

                            By:

                            Title:

                            One Triton Square

                            London

                            NW1 3FN

                            Attention: Lesley Pluck

                            Tel: 011-44-20-7903-4464

                            Fax: 011-44-20-7903-4148

                            Commitments

                            CAD 6,300,000

                            BANK ONE, NA, Canada Branch

                            By:

                            Title:

                            BCE Place

                            P.O. Box 613

                            161 Bay Street

                            Ste. 4240

                            Toronto, Ontario

                            M5J 2S1

                            Attention: Michael Tam

                            Tel: (416) 365-5261

                            Fax: (416) 363-7574

                            Commitments

                            JPY 300,000,000

                            BANK ONE, NA, through its Tokyo Branch

                            By:

                            Title:

                            120 S. LaSalle Street

                            Mail Code 1645

                            Chicago, Illinois 60603

                            Attention: Gregory H. Teegen

                            Tel: 312-661-5687

                            Fax: 312-661-5034

                            Commitments

                            USD 19,500,000

                            BANK ONE, NA

                            By:

                            Title:

                            120 S. LaSalle Street

                            Mail Code 1645

                            Chicago, Illinois 60603

                            Attention: Gregory H. Teegen

                            Tel: 312-661-5687

                            Fax: 312-661-5034

As part of and not in addition to Euro Commitment of Bank One, NA, London Branch pursuant to Section 2.17.2 of the Agreement	BANK ONE EUROPE LTD. BY: TITLE: c/o Bank One, NA, London Branch One Triton Square London NW1 3FN Attention: Lesley Pluck Tel: 011-44-20-7903-4464 Fax: 011-44-20-7903-4607

                            ANNEX A

                            PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status
Eurocurrency Rate	1.75%	2.00%	2.25%	2.50%
BA Rate	1.75%	2.00%	2.25%	2.50%
Floating Rate	0.00%	0.00%	0.00%	0.00%
TIBOR Rate	1.75%	2.00%	2.25%	2.50%

                            For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                            "Financials" means the annual or quarterly financial statements of the US-Borrower delivered by the US-Borrower pursuant to this Agreement.

                            "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.50 to 1.00.

                            "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

                            "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

                            "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the US-Borrower has not qualified for Level I Status, Level II Status or Level III Status.

                            "Status" means, at any date of determination, whichever of Level I Status, Level II Status, Level III Status, or Level IV Status exists at such time.

                            The Applicable Margin set forth above shall be subject to adjustment (upwards or downwards, as appropriate) based on the US-Borrower's Status as at the end of each fiscal quarter in accordance with the table set forth above. The US-Borrower's Status as at the last day of each fiscal quarter shall be determined from the then most recent Financials. The adjustment, if any, shall be effective commencing five (5) Business Days after the delivery to the Lenders of such Financials. In the event that the US-Borrower shall at any time fail to furnish to the Lenders such Financials (together with a Compliance Certificate) within the time limitations specified by this Agreement, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) Business Day after such Financials (and accompanying Compliance Certificate) are so delivered.

                            EXHIBIT A

                            NOTE

                            November 26, 2002

                            __________________, a __________________ (the "Borrower"), promises to pay to the order of__________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article 2 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

                            The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

                            This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Revolving Credit Agreement dated as of November 26, 2002 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers party thereto, the lenders party thereto, including the Lender, Bank One, NA, as Administrative Agent, Bank One, NA, London Branch as Eurocurrency Agent, Bank One, NA, Canada Branch as Canada Agent, and Bank One, NA, Tokyo Branch as Japan Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement

                            ______________________________________

                            By: ___________________________________

                            Print Name: ____________________________

                            Title: __________________________________

                            SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                            TO
                            NOTE OF __________________,
                            DATED _____________

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

                            EXHIBITS

                            Exhibit A - Note

                            Exhibit B - Borrowing Notice

                            Exhibit C - Continuation Notice

                            Exhibit D - Rollover Notice

                            Exhibit E - Conversion Notice

                            Exhibit F - US Continuation Notice

                            Exhibit G - Japan Rollover Notice

                            Exhibit H - Assignment Agreement

                            Exhibit I - Form of Borrower Opinion

                            Exhibit J - Loan/Credit Related Money Transfer Instruction

                            Exhibit K - Compliance Certificate

                            Exhibit L - Borrowing Base Certificate

                            SCHEDULES

                            Annex A - Pricing Schedule

                            Schedule 1 - Payment Office

                            Schedule 2 - Lending Installations

                            Schedule 5.5 - Material Adverse Change

                            Schedule 5.6 - Taxes

                            Schedule 5.7 - Litigation

                            Schedule 5.8 - Subsidiaries and other Investments

                            Schedule 5.13 - Ownership/Liens

                            Schedule 5.14 - Environmental Matters

                            Schedule 5.19 - Plan and ERISA Matters

                            Schedule 5.21 - Certain Transactions

                            Schedule 6.10 - Indebtedness